                                                                    EXHIBIT 10.1

                                                                  CONFORMED COPY


               ***************************************************


                               POLYMER GROUP, INC.

                                       and

                                  SUBSIDIARIES


                             -----------------------


                    THIRD AMENDED, RESTATED AND CONSOLIDATED
                                CREDIT AGREEMENT


                            Dated as of March 5, 2003


                             -----------------------


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


               ***************************************************

                                TABLE OF CONTENTS

          THIS TABLE OF CONTENTS IS NOT PART OF THE AGREEMENT TO WHICH IT IS ATTACHED BUT IS INSERTED FOR CONVENIENCE OF REFERENCE ONLY.

                                                                            Page
Section 1. Definitions and Accounting Matters..................................2

     1.01  Certain Defined Terms...............................................2
     1.02  Accounting Terms and Determinations................................28
     1.03  Classes and Types of Loans.........................................29
     1.04  Subsidiaries; Designation of Unrestricted Subsidiaries.............30

Section 2. Revolving Credit Commitments, Loans and Prepayments................30

     2.01  Loans..............................................................30
     2.02  Borrowings.........................................................32
     2.03  Letters of Credit..................................................32
     2.04  Changes of Revolving Credit Commitments............................38
     2.05  Commitment Fees....................................................39
     2.06  Lending Offices....................................................39
     2.07  Several Obligations; Remedies Independent..........................39
     2.08  Loan Accounts; Promissory Notes....................................39
     2.09  Optional Prepayments; Conversions or Continuations of Loans........40
     2.10  Mandatory Prepayments and Reductions of Commitments................41

Section 3. Payments of Principal and Interest.................................44

     3.01  Repayment of Loans.................................................44
     3.02  Interest...........................................................45
     3.03  Senior Leverage Ratio Fee..........................................46
     3.04  Limitation on Amounts Payable......................................46

Section 4. Payments; Pro Rata Treatment; Computations; Etc....................47

     4.01  Payments...........................................................47
     4.02  Pro Rata Treatment.................................................48
     4.03  Computations.......................................................48
     4.04  Minimum Amounts....................................................48
     4.05  Certain Notices....................................................48
     4.06  Non-Receipt of Funds by the Administrative Agent...................50
     4.07  Sharing of Payments, Etc...........................................50

Section 5. Yield Protection, Etc..............................................52

     5.01  Additional Costs...................................................52
     5.02  Limitation on Eurodollar Loans.....................................54

                                       (i)

     5.03  Treatment of Affected Loans........................................54
     5.04  Compensation.......................................................55
     5.05  Additional Costs in Respect of Letters of Credit...................55
     5.06  Taxes..............................................................56

Section 6. Guarantee..........................................................57

     6.01  The Guarantee......................................................57
     6.02  Obligations Unconditional..........................................57
     6.03  Reinstatement......................................................58
     6.04  Subrogation........................................................58
     6.05  Remedies...........................................................59
     6.06  Instrument for the Payment of Money................................59
     6.07  Continuing Guarantee...............................................59
     6.08  Contribution among Certain Guarantors..............................59
     6.09  General Limitation on Guarantee Obligations........................60

Section 7. Conditions Precedent...............................................60

     7.01  Initial Extension of Credit........................................60
     7.02  Initial Revolving Credit Loans.....................................65
     7.03  Initial and Subsequent Extensions of Credit........................65

Section 8. Representations and Warranties.....................................66

     8.01  Corporate Existence................................................66
     8.02  Financial Condition................................................66
     8.03  Litigation.........................................................67
     8.04  No Breach..........................................................67
     8.05  Action.............................................................67
     8.06  Approvals..........................................................67
     8.07  Use of Credit......................................................68
     8.08  ERISA..............................................................68
     8.09  Taxes..............................................................68
     8.10  Investment Company Act.............................................68
     8.11  Public Utility Holding Company Act.................................68
     8.12  Material Agreements and Liens......................................68
     8.13  Environmental Matters..............................................69
     8.14  Capitalization.....................................................71
     8.15  Subsidiaries and Investments, Etc..................................71
     8.16  Title to Assets....................................................72
     8.17  True and Complete Disclosure.......................................72
     8.18  Legal Form.........................................................73
     8.19  Ranking............................................................73
     8.20  Commercial Activity; Absence of Immunity...........................73
     8.21  Real Property......................................................73
     8.22  Intercompany Notes.................................................74

                                      (ii)

Section 9. Covenants of the Borrower..........................................74

     9.01  Financial Statements Etc...........................................74
     9.02  Litigation.........................................................77
     9.03  Existence, Etc.....................................................77
     9.04  Insurance..........................................................78
     9.05  Prohibition of Fundamental Changes.................................80
     9.06  Limitation on Liens................................................81
     9.07  Indebtedness.......................................................83
     9.08  Investments........................................................84
     9.09  Restricted Payments................................................85
     9.10  Certain Financial Covenants........................................86
     9.11  Lines of Business..................................................88
     9.12  Transactions with Affiliates.......................................88
     9.13  Use of Proceeds....................................................89
     9.14  Modifications of Certain Documents.................................89
     9.15  Governmental Approvals.............................................89
     9.16  Certain Obligations Respecting Subsidiaries........................90
     9.17  Capital Expenditures...............................................91
     9.18  Cash Management....................................................92
     9.19  Ratings of the Loans...............................................92
     9.20  Retention of Consultants...........................................92

Section 10. Events of Default.................................................93

Section 11. The Administrative Agent..........................................97

     11.01  Appointment, Powers and Immunities................................97
     11.02  Reliance by the Administrative Agent..............................98
     11.03  Defaults..........................................................98
     11.04  Rights as a Lender................................................99
     11.05  Indemnification...................................................99
     11.06  Non-Reliance by Lenders...........................................99
     11.07  Failure to Act...................................................100
     11.08  Resignation or Removal of Administrative Agent...................100
     11.09  Consents under Basic Documents...................................101
     11.10  Collateral Sub-Agents............................................101

Section 12. Miscellaneous....................................................101

     12.01  Waiver...........................................................101
     12.02  Notices..........................................................102
     12.03  Expenses and Indemnification.....................................102
     12.04  Amendments, Etc..................................................104
     12.05  Successors and Assigns...........................................105
     12.06  Survival.........................................................108

                                      (iii)

     12.07  Captions.........................................................109
     12.08  Counterparts.....................................................109
     12.09  Governing Law....................................................109
     12.10  Jurisdiction, Service of Process and Venue.......................109
     12.11  Waiver of Jury Trial.............................................110
     12.12  No Immunity......................................................110
     12.13  Treatment of Certain Information; Confidentiality................110

SCHEDULE I        -        Certain Litigation
SCHEDULE II       -        Material Agreements and Liens
SCHEDULE III      -        Hazardous Materials
SCHEDULE IV       -        Capital Structure
SCHEDULE V        -        Existing Equity Rights
SCHEDULE VI       -        Subsidiaries and Investments
SCHEDULE VII      -        Real Property
SCHEDULE VIII     -        Insurance Deductibles
SCHEDULE IX       -        Revolving Credit Commitments
SCHEDULE X        -        Term Loan Amounts
SCHEDULE XI       -        Term Letter of Credit Liabilities
SCHEDULE XII      -        Financial Condition

EXHIBIT A         -        Form of Assignment and Acceptance
EXHIBIT B         -        Form of Confidentiality Agreement
EXHIBIT C         -        Form of Security Agreement
EXHIBIT D         -        Copy of Bonlam Intercompany Notes Agreement
EXHIBIT E         -        Copy of Fabrene Intercompany Notes Agreement
EXHIBIT F         -        Form of Guaranty Agreement
EXHIBIT G         -        Form of GOF Letter of Credit
EXHIBIT H         -        Form of Legal Opinion of Special New York Counsel to
                             the Group Members (Kirkland & Ellis)
EXHIBIT I         -        Form of Opinion of Special New York Counsel to JPMCB
                             (Milbank, Tweed, Hadley & McCloy LLP)
EXHIBIT J         -        Form of Process Agent Acceptance

                                      (iv)

          THIRD AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT dated as of March 5, 2003, between:

          POLYMER GROUP, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "BORROWER");

          each of the entities identified under the caption "GUARANTORS" on the signature pages hereto (individually, together with any entity that shall become a Guarantor hereunder pursuant to Section 9.16(b) hereof, a "GUARANTOR", and together with the Borrower, the "OBLIGORS");

          each of the Term Loan Lenders whose names are set forth in Schedule X hereto and each of the Term Letter of Credit Lenders whose names are set forth in Schedule XI hereto (such Term Loan Lenders and Term Letter of Credit Lenders being herein collectively called the "EXISTING LENDERS");

          each of the lenders that is a signatory hereto identified under the caption "REVOLVING CREDIT LENDERS" on the signature pages hereto; and

          JPMORGAN CHASE BANK, a New York State banking association, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

          The Borrower, the other "Borrowers" named therein, the Existing Lenders and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as the administrative agent named therein, are parties to a Second Amended, Restated and Consolidated Credit Agreement dated as of July 3, 1997 (as heretofore modified and supplemented and in effect on the date of this Agreement, the "EXISTING CREDIT AGREEMENT") pursuant to which there are outstanding on the date hereof loans in an aggregate principal amount equal to U.S. $478,060,000 and Cdn. $10,058,000 (collectively, the "EXISTING LOANS"), and letters of credit in an aggregate face amount of U.S. $15,500,000 (collectively, the "EXISTING LETTERS OF CREDIT").

          On May 11, 2002, the Borrower and certain of its subsidiaries (collectively, the "DEBTORS") filed a voluntary petition in the United States Bankruptcy Court for South Carolina (the "BANKRUPTCY COURT") initiating cases (the "CHAPTER 11 CASES") under chapter 11 of title 11 of the United States Code Sections 101-1330 (as amended, the "BANKRUPTCY CODE") and continued in the possession of their assets and in the management of their businesses pursuant to sections 1107 and 1108 of the Bankruptcy Code. On November 25, 2002, the Debtors supplemented their previously filed plan of reorganization with the Bankruptcy Court with a Joint Amended Modified Plan of Reorganization which has been confirmed by an order of the Bankruptcy Court. Pursuant to such Joint Amended Modified Plan of Reorganization, the Borrower and the

                                CREDIT AGREEMENT

Guarantors are to enter into this Agreement amending and restating in its entirety the Existing Credit Agreement, providing for the restructuring of the obligations of the Borrower in respect of the Existing Loans and Existing Letters of Credit, and providing for new revolving credit loans in an aggregate principal amount of up to U.S. $50,000,000.

          Accordingly, the parties hereto hereby agree that the Existing Credit Agreement shall, as of the Effective Date (the occurrence of which is subject to satisfaction of the conditions precedent specified in Section 7.01 hereof), be amended and restated in its entirety as follows:

          Section 1. DEFINITIONS AND ACCOUNTING MATTERS.

          1.01 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "ADJUSTED INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date MINUS Capital Expenditures made during such period (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to
Section 9.07(k) hereof during such fiscal year) to (b) Interest Expense for such period.

          "ADMINISTRATIVE QUESTIONNAIRE" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

          "AFFILIATE" shall mean any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Group Members and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of the Group Members, (b) none of the Group Members (excluding Group Members which are Unrestricted Subsidiaries) shall be Affiliates and (c) none of the Lenders shall be Affiliates.

                                CREDIT AGREEMENT

          "ANCILLARY AGREEMENTS" shall mean, collectively, the License Agreement, the Technology Agreement, the Supply Agreement and the Shared Facilities Agreement, in each case as the same shall be modified and supplemented and in effect from time to time.

          "APPLICABLE LENDING OFFICE" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated in the Administrative Questionnaire for such Type of Loan or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which Loans of such Type are to be made and maintained.

          "APPLICABLE MARGIN" shall mean with respect to Eurodollar Revolving Credit Loans, Base Rate Revolving Credit Loans, Eurodollar Term Loans and Base Rate Term Loans, during any Accrual Period (as defined below), the respective rates set forth below for such Loans of such Class and Type and such fees for such Accrual Period, which rates shall be based upon the Senior Leverage Ratio for such Accrual Period:

                                 EURODOLLAR           BASE RATE
        SENIOR LEVERAGE       REVOLVING CREDIT     REVOLVING CREDIT       EURODOLLAR           BASE RATE
             RATIO                 LOANS                LOANS             TERM LOANS           TERM LOANS
     ------------------------------------------------------------------------------------------------------
       Greater than 4.50           3.75%                2.75%                9.00%                8.00%
     ------------------------------------------------------------------------------------------------------
       Greater than 4.00
       and less than or
         equal to 4.50             3.75%                2.75%                8.00%                7.00%
     ------------------------------------------------------------------------------------------------------
       Greater than 3.50
       and less than or
         equal to 4.00             3.75%                2.75%                6.00%                5.00%
     ------------------------------------------------------------------------------------------------------
       Greater than 3.00
       and less than or
         equal to 3.50             3.75%                2.75%                5.50%                4.50%
     ------------------------------------------------------------------------------------------------------
       Less than or equal
            to 3.00                3.75%                2.75%                5.00%                4.00%
     ------------------------------------------------------------------------------------------------------

          For purposes hereof, an "ACCRUAL PERIOD" shall mean the following successive periods: the period commencing during any fiscal quarter on the date (the "CHANGE DATE") that is the second Business Day following the receipt by the Administrative Agent of the certificate referred to in the following paragraph, to but not including the Change Date in the immediately following fiscal quarter, PROVIDED, that the initial Accrual Period shall commence on the Effective Date and continue until the Change Date during the fiscal quarter ending on or nearest to March 31, 2003.

          The Senior Leverage Ratio for the initial Accrual Period shall be deemed to be the highest level on the grid specified above. The Senior Leverage Ratio for any Accrual Period after the initial Accrual Period shall be determined on the basis of a certificate of a senior officer setting forth a calculation of the Senior Leverage Ratio as at the last day of the fiscal quarter immediately prior to the first day of such Accrual Period (together with the financial statements for the fiscal quarter on which such calculation is based).

                                CREDIT AGREEMENT

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be the highest applicable rate provided for above (i.e., 3.75% for Eurodollar Revolving Credit Loans, 9.00% for Eurodollar Term Loans, 2.75% for Base Rate Revolving Credit Loans and 8.00% for Base Rate Term Loans)
(i) during any period when an Event of Default shall have occurred and be continuing or (ii) if the Obligors shall default in the delivery of any financial statements pursuant to Section 9.01(a), (b) or (c) hereof.

          "APPLICABLE PERCENTAGE" shall mean, with respect to any Lender, the percentage of the total Revolving Credit Commitments, Term Loans and Term Letter of Credit Liabilities hereunder represented by the aggregate amount of such Lender's Revolving Credit Commitments, Term Loans and Term Letter of Credit Liabilities. If the Revolving Credit Commitments shall have terminated or expired, the Applicable Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

          "APPROVED FUND" shall mean, with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "BANKRUPTCY CODE" shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BANKRUPTCY COURT" shall have the meaning assigned to such term in the preamble hereto.

          "BASE RATE" shall mean, for any day, a rate per annum equal to the higher of (a) the Federal Funds Rate for such day PLUS 1/2 of 1% and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

          "BASE RATE LOANS" shall mean Loans that bear interest at rates based upon the Base Rate.

          "BASIC DOCUMENTS" shall mean, collectively, the Loan Documents, the Subordinated Debt Documents and the Ancillary Agreements.

          "BONLAM" shall mean Bonlam, S.A. de C.V., a corporation duly organized and validly existing under the laws of Mexico.

          "BONLAM INTERCOMPANY NOTES" shall mean, collectively, the promissory note or notes, each substantially in the form of Exhibit A to the Bonlam Intercompany Notes Agreement, from time to time executed and delivered by Bonlam pursuant to the Bonlam Intercompany Notes Agreement to the order of PGI Polymer to evidence advances made from time to time by PGI Polymer to Bonlam pursuant to
Section 9.08(e) hereof, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

                                CREDIT AGREEMENT

          "BONLAM INTERCOMPANY NOTES AGREEMENT" shall mean the Amended and Restated Intercompany Notes Agreement dated as of May 15, 1996 (a copy of which is attached as Exhibit D hereto) and amended as of the date hereof between Bonlam and PGI Polymer, and guaranteed by each Subsidiary of Bonlam, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "BUSINESS DAY" shall mean (a) any day on which commercial banks are not authorized or required to close in New York City and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, any Eurodollar Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, then also any day on which dealings in deposits are carried out in the London interbank market.

          "CANADIAN DOLLARS" and "CDN. $" shall mean lawful money of Canada.

          "CANADIAN SECURITY DOCUMENTS" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by Fabrene and its Subsidiaries to provide collateral security for the obligations of Fabrene and its Subsidiaries under the Fabrene Intercompany Notes Agreement and the Fabrene Intercompany Notes, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "CAPITAL EXPENDITURES" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by the Borrower or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding normal replacements and maintenance which are properly charged to current operations) during such period computed in accordance with GAAP. For purposes hereof, the investment into capital assets from the Net Available Proceeds of any Casualty Event shall constitute a "Capital Expenditure" hereunder only to the extent of any consideration paid by the Borrower and its Restricted Subsidiaries in excess of such Net Available Proceeds so invested.

          "CAPITAL LEASE OBLIGATIONS" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

          "CASUALTY EVENT" shall mean, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation; provided, that for purposes of Section 2.10(a) hereof, "Casualty Event" shall not include any such loss, damage, condemnation or other taking for which proceeds or

                                CREDIT AGREEMENT
other compensation received does not exceed U.S. $2,500,000 (in the aggregate) in any fiscal year of the Borrower.

          "CHAPTER 11 CASES" shall have the meaning assigned to such term in the preamble hereto.

          "CHICOPEE" shall mean Chicopee, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware.

          "CHICOPEE WAREHOUSE SALE" shall mean the sale by Chicopee of its warehouse located in Dayton, New Jersey.

          "CLASS" shall have the meaning assigned to such term in Section 1.03 hereof.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "CONTINUE", "CONTINUATION" and "CONTINUED" shall refer to the continuation pursuant to Section 2.09 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

          "CONVERT", "CONVERSION" and "CONVERTED" shall refer to a conversion pursuant to Section 2.09 hereof of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "DEBT ISSUANCE" shall mean any issuance or sale of Indebtedness, other than (i) Indebtedness expressly permitted to be incurred pursuant to Section
9.07 hereof as in effect on the date hereof, (ii) any other Indebtedness to which the Majority Lenders shall have consented to the extent that each of the Lenders shall have agreed such Indebtedness shall not constitute a "Debt Issuance" for purposes hereof and (iii) Future Refinancing Debt to the extent the proceeds thereof are applied to the payment of the principal of (and accrued interest and redemption premium, if any, on) the New Senior Subordinated Notes or Junior Subordinated Convertible Notes.

          "DEBT SERVICE" shall mean, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all regularly scheduled payments or prepayments of principal of Indebtedness (including, without limitation, the principal component of any payments in respect of Capital Lease Obligations) made during such period PLUS (b) all Interest Expense for such period.

          "DEFAULT" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                                CREDIT AGREEMENT

          "DISPOSITION" shall mean any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Restricted Subsidiaries to any Person, including, without limitation, any sale of an equity interest in any Restricted Subsidiary, but excluding any sale, assignment, transfer or other disposition of any Property sold or disposed of (i) in the ordinary course of business and on ordinary business terms (including, without limitation, sales of inventory in the ordinary course of business), (ii) not in the ordinary course of business in an aggregate amount not exceeding U.S. $2,500,000 in any fiscal year of the Borrower or (iii) transfers of Property between Wholly Owned Restricted Subsidiaries of the Borrower.

          "DIVIDEND PAYMENT" shall mean, with respect to any Person, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of such Person and excluding also any dividends or other distributions made by any Wholly Owned Restricted Subsidiary to the Borrower or to any other Wholly Owned Restricted Subsidiary. For purposes hereof, the amount of any Dividend Payment made by any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be deemed to be equal to the amount of such Dividend Payment that is made to holders of the equity interests in such Restricted Subsidiary other than the Borrower and its Wholly Owned Restricted Subsidiaries.

          "EBITDA" shall mean, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) operating income (or loss) for such period PLUS (b) depreciation, amortization and other non-cash charges (to the extent deducted in determining operating income) for such period MINUS (c) non-cash income or gains (to the extent included in determining operating income) for such period MINUS (d) non-recurring or unusual gains (including gains for any period ending on or before the last day of the fiscal year ending January 3, 2004 as a result of "fresh start" accounting procedures associated with the Reorganization Plan and the emergence of the Borrower from bankruptcy), to the extent included in determining operating income, for such period PLUS (e) non-cash losses (including non-recurring losses for any period ending on or before the last day of the fiscal year ending January 3, 2004 as a result of such "fresh start" accounting procedures), to the extent deducted in determining operating income, for such period PLUS (f) expenses relating to employee profit sharing arising in connection with applicable Mexican statutory requirements PLUS (g) fees and expenses relating to the Chapter 11 Cases and the consummation of the Reorganization Plan for any period ending on or before June 30, 2003 and other business restructuring fees and expenses of the type described in Financial Accounting Standards Board 146 for any period ending on or before the last day of the fiscal year ending January 3, 2004 (to the extent deducted in determining operating income). Notwithstanding the foregoing:

                                CREDIT AGREEMENT

          (x) except with respect to the entities referred to in clause (z) below, in determining the components set forth in clauses (a) through (e) above with respect to any entity that is a Restricted Subsidiary but which is not a Wholly Owned Restricted Subsidiary, each of such components (to the extent the net effect thereof shall result in a positive contribution to EBITDA) shall be calculated to the extent of the percentage of the ownership interest of the Borrower and its Wholly Owned Restricted Subsidiaries in such entity, provided that if the net effect of such components shall result in a negative contribution to EBITDA, then 100% of each of such components shall be taken into account in determining EBITDA, PROVIDED that in the case of any such Restricted Subsidiary identified on
     Schedule VI hereto as of the Effective Date, the percentage ownership interest of the Borrower and its Wholly Owned Restricted Subsidiaries in such entity shall be increased by the percentage (but not more than the percentage) by which such ownership interest is less than 100% on the Effective Date regardless of the actual percentage ownership interest of the Borrower and its Wholly Owned Restricted Subsidiaries at any time after the Effective Date;

          (y) other than for purposes of determining Excess Cash Flow, if during any period for which EBITDA is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any Disposition then, for all purposes of this Agreement, EBITDA shall be determined on a pro forma basis as if such Disposition had been made or consummated on the first day of such period; and

          (z) in calculating EBITDA, there shall be excluded (i) any operating income (loss) of any Person that is not a Restricted Subsidiary (including any Person that is an Unrestricted Subsidiary), except (A) to the extent of cash actually distributed by such Person to the Borrower and its Restricted Subsidiaries during the relevant period as a dividend or distribution and
     (B) the Borrower's equity in any operating loss of such Person (other than an Unrestricted Subsidiary) for such period and (ii) any operating income (but not loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrower to the extent of such restrictions.

          "EFFECTIVE DATE" shall mean the date upon which the conditions to effectiveness set forth in Section 7.01(i) hereof shall have been satisfied or waived.

          "ENVIRONMENTAL CLAIM" shall mean, with respect to any Person, any written notice, claim, demand or other written communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any

                                CREDIT AGREEMENT
third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

          "ENVIRONMENTAL LAWS" shall mean any and all present and future Federal, state, local and foreign laws, rules or regulations (including, without limitation, the laws, rules or regulations of Canada, Germany and Mexico), and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or toxic or hazardous substances or wastes.

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Borrower or any of its Restricted Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or
(iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries or (b) the receipt by the Borrower or any of its Restricted Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Restricted Subsidiary of the Borrower to the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower or (y) any capital contribution by the Borrower or any Wholly Owned Restricted Subsidiary of the Borrower to any Restricted Subsidiary of the Borrower.

          "EQUITY RIGHTS" shall mean, with respect to any Person, any outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                                CREDIT AGREEMENT

          "EURODOLLAR BASE RATE" shall mean, with respect to any Eurodollar Loan for any Interest Period therefor:

          (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of U.S. Dollar deposits with a maturity comparable to such Interest Period; or

          (b) if such rate does not appear on the Telerate Service, or if said page shall cease to be publicly available, or if the information contained on said page, in the reasonable judgment of the Majority Revolving Credit Lenders (in the case of Revolving Credit Loans) or Majority Term Loan Lenders (in the case of Term Loans), shall cease accurately to reflect the rate offered by leading banks in the London interbank market for deposits in U.S. Dollars as reported by any publicly available source of similar market data selected by such Majority Lenders, the Eurodollar Base Rate shall mean, with respect to the applicable Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by JPMCB at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period for the offering by JPMCB to leading banks in the London interbank market of deposits in U.S. Dollars having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by JPMCB for such Interest Period. If JPMCB is not participating in any Eurodollar Loan during any Interest Period therefor, the Eurodollar Base Rate for such Loan for such Interest Period shall be determined by reference to the amount of the Loan that JPMCB would have made or had outstanding had it been participating in such Loan during such Interest Period.

Anything herein to the contrary notwithstanding, the Eurodollar Base Rate for any Interest Period shall never be lower than 2% per annum.

          "EURODOLLAR LOANS" shall mean Loans denominated in U.S. Dollars, the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

          "EURODOLLAR RATE" shall mean, for any Eurodollar Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 MINUS the Reserve Requirement for such Loan for such Interest Period.

                                CREDIT AGREEMENT

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 11 hereof.

          "EXCESS CAPITAL EXPENDITURE AMOUNT" shall mean the amount equal to the excess of (a) EBITDA for such fiscal year OVER (b) the sum of (i) Capital Expenditures made during such fiscal year (except for any such Capital Expenditures to the extent financed with the proceeds of Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(k) hereof during such fiscal year) PLUS (ii) the aggregate amount of Debt Service for such fiscal year PLUS (iii) the aggregate amount of Federal, State and foreign income and other similar taxes payable in respect of such fiscal year.

          "EXCESS CASH FLOW" shall mean, for any fiscal year, the excess of (a) EBITDA for such fiscal year OVER (b) the sum of (i) U.S. $20,000,000 PLUS (ii) Capital Expenditures made during such fiscal year (except for any such Capital Expenditures to the extent financed with the proceeds of (x) Indebtedness, or Capital Lease Obligations, incurred pursuant to Section 9.07(k) hereof during such fiscal year or (y) to the extent constituting usage of the Excess Capital Expenditure Amount) PLUS (iii) the aggregate amount of Debt Service for such fiscal year PLUS (iv) the aggregate amount of Federal, State and foreign income and other similar taxes payable in respect of such fiscal year.

          "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
Section 5.06(e) hereof, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 5.06(a) hereof.

          "EXISTING CREDIT AGREEMENT" shall have the meaning assigned to such term in the preamble of this Agreement.

         "EXISTING SENIOR SUBORDINATED NOTES" shall mean, collectively, (a) the Borrower's 9% Senior Subordinated Notes due 2007 and (b) the Borrower's 8-3/4% Senior Subordinated Notes due 2008.

          "FABRENE" shall mean Fabrene Inc., a corporation duly amalgamated and validly existing under the laws of Ontario, Canada.

                                CREDIT AGREEMENT

          "FABRENE ACQUISITION INTERCOMPANY NOTE" shall mean the promissory note referred to as the "Acquisition Intercompany Note" in the Fabrene Intercompany Notes Agreement in the amount of Cdn. $28,203,000.00 issued by Fabrene to Fabrene Holdings, a copy of which Note is attached as Exhibit A to the Fabrene Intercompany Notes Agreement, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "FABRENE HOLDINGS" shall mean Fabrene Group, Inc., a corporation duly organized and validly existing under the laws of the Province of Prince Edward Island, Canada.

          "FABRENE INTERCOMPANY NOTES" shall mean, collectively, the Fabrene Acquisition Intercompany Note and the Fabrene Operations Intercompany Note.

          "FABRENE INTERCOMPANY NOTES AGREEMENT" shall mean the Amended and Restated Intercompany Notes Agreement dated as of May 15, 1996 (a copy of which is attached as Exhibit E hereto) and amended as of the date hereof between Fabrene, Fabrene Holdings and PGI Polymer, and guaranteed by each Subsidiary of Fabrene, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "FABRENE OPERATIONS INTERCOMPANY NOTE" shall mean the promissory note dated as of May 15, 1996, executed and delivered by Fabrene pursuant to the Fabrene Intercompany Notes Agreement to the order of PGI Polymer to evidence advances made from time to time by PGI Polymer to Fabrene pursuant to Section 9.08(e) hereof, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to JPMCB on such Business Day on such transactions as determined by the Administrative Agent.

          "FOREIGN CURRENCY EQUIVALENT" shall mean, with respect to any amount in U.S. Dollars, the amount of any other currency that could be purchased with such amount of U.S. Dollars using the foreign exchange rate(s) specified in the definition of the term "U.S. Dollar Equivalent", as determined by the Administrative Agent.

          "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                                CREDIT AGREEMENT

          "FOREIGN OBLIGOR" shall mean any Obligor that is a Foreign Subsidiary of the Borrower.

          "FOREIGN SECURITY DOCUMENTS" shall mean, collectively, the Canadian Security Documents, the German Security Documents, the Mexican Security Documents, and each of the mortgages, assignments, security agreements and other instruments from time to time executed by any of the Obligors with respect to Property located in any country other than the United States of America, Canada, Germany or Mexico to provide collateral security for the obligations of the Obligors hereunder, including any thereof executed and delivered pursuant to the Existing Credit Agreement or amendments thereto (and not heretofore released), in each case as the same shall be modified and supplemented and in effect from time to time.

          "FOREIGN SUBSIDIARY" shall mean any Subsidiary of the Borrower organized in any jurisdiction outside of the United States of America or any of its States or territories.

          "FOREIGN TAXES" shall mean all present and future income, stamp, registration and other taxes and charges now or hereafter imposed, assessed, levied or collected by any foreign jurisdiction in connection with the recording, registration, notarization or other formalization of any Foreign Security Document, the Intercompany Notes or the Intercompany Notes Agreements, or the enforcement thereof or the introduction thereof in any judicial proceedings.

          "FUTURE REFINANCING DEBT" shall mean the Indebtedness and Guarantees permitted under Section 9.07(h) hereof.

          "FUTURE REFINANCING DEBT DOCUMENTS" shall mean the agreements and other instruments relating to the Indebtedness and Guarantees permitted under
Section 9.07(h) hereof, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "GAAP" shall mean generally accepted accounting principles applied on a basis consistent with those which, in accordance with the last sentence of
Section 1.02(a) hereof, are to be used in making the calculations for purposes of determining compliance with this Agreement.

          "GERMAN SECURITY DOCUMENTS" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by PGI Neunkirchen to provide collateral security for the obligations of PGI Neunkirchen hereunder and originally executed and delivered by PGI Neunkirchen pursuant to the Existing Credit Agreement or amendments thereto (and not heretofore released), in each case as the same shall be modified and supplemented and in effect from time to time.

          "GOF" shall mean MatlinPatterson Global Opportunities Partners LP.

          "GOF HOLDERS" shall mean GOF and each of its affiliates that hold the equity of the Borrower on the date hereof, so long as such entities continue to be managed or controlled by GOF or are affiliates or Subsidiaries of GOF.

                                CREDIT AGREEMENT

          "GOF LETTER OF CREDIT" shall mean a Letter of Credit in substantially the form of Exhibit G hereto issued by JPMorgan Chase Bank for the account of GOF in favor of the Administrative Agent, as beneficiary, in the original face amount of U.S. $25,000,000, with an expiration date of not earlier than January 31, 2005, as the same shall be modified and supplemented and in effect from time to time.

          "GOVERNMENTAL AUTHORITY" shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

          "GROUP MEMBERS" shall mean, collectively, the Borrower and its Subsidiaries.

          "GUARANTEE" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

          "GUARANTEED OBLIGATIONS" shall mean, with respect to any Guarantor, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans and all other amounts (including, without limitation, all Reimbursement Obligations) from time to time owing to the Lenders and the Administrative Agent by the Borrower under this Agreement, the Notes evidencing such Loans or under the Security Documents, or owing to the Lenders (or any of their affiliates) or the Administrative Agent in respect of Hedging Indebtedness, in each case strictly in accordance with the terms thereof.

          "GUARANTY AGREEMENT" shall mean a Guaranty Agreement substantially in the form of Exhibit F hereto executed by a Restricted Subsidiary of the Borrower in favor of the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

          "HAZARDOUS MATERIAL" shall mean, collectively, (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the

                                CREDIT AGREEMENT
definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "HEDGING INDEBTEDNESS" shall mean the obligations of the Borrower in respect of Hedging Transactions between the Borrower and a Lender permitted under Section 9.08(i) hereof.

          "HEDGING TRANSACTION" shall mean, for any Person, any transaction entered into by such Person that is designed to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties providing for the transfer or mitigation of interest risks either generally or under specific contingencies. The term "Hedging Transaction" shall include, without limitation, any "swap agreement" as such term is defined in Section 101(53B) of the Bankruptcy Code.

          "INDEBTEDNESS" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. For purposes of this Agreement, obligations created pursuant to any Hedging Transaction shall not be Indebtedness hereunder.

          "INDEMNIFIED TAXES" shall mean Taxes other than Excluded Taxes.

          "INTERCOMPANY NOTES" shall mean, collectively, the Bonlam Intercompany Notes and the Fabrene Intercompany Notes.

          "INTERCOMPANY NOTES AGREEMENTS" shall mean, collectively, the Bonlam Intercompany Notes Agreement and the Fabrene Intercompany Notes Agreement.

          "INTEREST COVERAGE RATIO" shall mean, as at any date, the ratio of (a) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period.

                                CREDIT AGREEMENT

          "INTEREST EXPENSE" shall mean, for any period, the sum, for the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations, but excluding any interest expense not payable in cash during such period) accrued or capitalized during such period (whether or not actually paid during such period), net of cash interest income accrued during such period, PLUS (b) the net amounts payable (or MINUS the net amounts receivable) under interest rate protection agreements constituting Hedging Transactions accrued during such period (whether or not actually paid or received during such period).

          Notwithstanding the foregoing, (i) other than for purposes of determining Excess Cash Flow, if during any period for which Interest Expense is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any Disposition then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such Disposition (and any Indebtedness repaid as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid) on the first day of such period (such pro forma determination to take into account, inter alia, any increases or decreases in the Applicable Margin that would have occurred had such Disposition, and related incurrence or repayment of Indebtedness, occurred on the first day of such period) and (ii) if, as at any date (a "CALCULATION DATE"), fewer than four complete consecutive fiscal quarters have elapsed subsequent to the Effective Date, Interest Expense shall be calculated (after giving effect to the adjustments contemplated in the foregoing clause (i)) only for the portion of such period commencing on the Effective Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Effective Date through and including the calculation date.

          "INTEREST PERIOD" shall mean, with respect to any Eurodollar Loan, each period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in Section 4.05 hereof, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing:

          (i) if any Interest Period for any Revolving Credit Loan would otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date;

          (ii) no Interest Period for any Term Loan may commence before and end after any Principal Payment Date applicable thereto unless, after giving effect thereto, the aggregate principal amount of the Term Loans having Interest Periods that end after such Principal Payment Date shall be equal to or less than the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Principal Payment Date;

                                CREDIT AGREEMENT

          (iii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and

          (iv) notwithstanding clauses (i) and (ii) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

          "INVESTMENT" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Transaction.

          "ISSUING LENDER" shall mean JPMCB, as the issuer of Letters of Credit under Section 2.03 hereof, together with its successors and assigns in such capacity.

          "JOINT VENTURE RESTRICTED SUBSIDIARY" shall mean any Restricted Subsidiary of the Borrower, established as a joint venture with one or more other joint venture parties, in which at least 80% of the aggregate outstanding ownership interests on a fully-diluted basis in such Restricted Subsidiary is owned by the Borrower and/or a Wholly Owned Restricted Subsidiary of the Borrower.

          "J&J" shall mean Johnson & Johnson, a New Jersey corporation.

          "JPMCB" shall mean JPMorgan Chase Bank.

          "JUNIOR SUBORDINATED CONVERTIBLE DEBT DOCUMENTS" shall mean, collectively, the Junior Subordinated Convertible Notes and the Junior Subordinated Convertible Notes Indenture.

          "JUNIOR SUBORDINATED CONVERTIBLE NOTES" shall mean the 10% convertible subordinated notes due December 2007 to be issued pursuant to the Junior Subordinated Convertible Notes Indenture.

                                CREDIT AGREEMENT

          "JUNIOR SUBORDINATED CONVERTIBLE NOTES INDENTURE" shall mean the indenture in substantially the form appended to the Reorganization Plan to be executed and delivered in connection with the consummation of the Reorganization Plan and to be applicable to the Junior Subordinated Convertible Notes to be issued pursuant to the Reorganization Plan.

          "LENDERS" shall mean, collectively, the Revolving Credit Lenders, the Term Loan Lenders and the Term Letter of Credit Lenders.

          "LETTERS OF CREDIT" shall mean, collectively, Revolving Letters of Credit and Term Letters of Credit.

          "LETTER OF CREDIT DOCUMENTS" shall mean, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same shall be modified and supplemented and in effect from time to time.

          "LETTER OF CREDIT INTEREST" shall mean, for each Letter of Credit Lender, such Lender's participation interest (or, in the case of the Issuing Lender, the Issuing Lender's retained interest) in the Issuing Lender's liability under Letters of Credit and such Lender's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations and any and all collateral and guarantees therefor. References herein to "REVOLVING LETTER OF CREDIT INTEREST" and "TERM LETTER OF CREDIT INTEREST" shall mean Letter of Credit Interest with respect to Revolving Letters of Credit and Term Letters of Credit, respectively.

          "LETTER OF CREDIT LENDERS" shall mean collectively the Term Letter of Credit Lenders and the Revolving Credit Lenders.

          "LETTER OF CREDIT LIABILITY" shall mean, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the undrawn face amount of such Letter of Credit PLUS (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Letter of Credit Lender (other than the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.03 hereof, and the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the relevant Letter of Credit Lenders other than the Issuing Lender of their participation interests under said Section 2.03. References herein to "REVOLVING LETTER OF CREDIT LIABILITIES" and "TERM LETTER OF CREDIT LIABILITIES" shall mean Letter of Credit Liabilities with respect to Revolving Letters of Credit and Term Letters of Credit, respectively.

          "LEVERAGE RATIO" shall mean, as at any date, the ratio of Indebtedness of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication

                                CREDIT AGREEMENT
in accordance with GAAP), excluding Indebtedness of Vateks Tekstil Sanayi ve Ticaret A.S. permitted under Section 9.08(j) hereof, on such date to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

          "LICENSE AGREEMENT" shall mean the license agreement dated as of March 15, 1995 between Chicopee and McNeil-PPC, Inc., as the same shall be modified and supplemented and in effect from time to time.

          "LIEN" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Notes, the Letter of Credit Documents, the Security Documents, the Intercompany Notes and the Intercompany Notes Agreements.

          "LOANS" shall mean, collectively, the Revolving Credit Loans and the Term Loans.

          "MAJORITY LENDERS" shall mean the Majority Revolving Credit Lenders and Majority Restructured Lenders.

          "MAJORITY RESTRUCTURED LENDERS" shall mean Term Loan Lenders and Term Letter of Credit Lenders having at least 51% of the sum of the aggregate outstanding principal amount of the Term Loans and Uncovered Term Letter of Credit Liabilities, voting as a single pool.

          "MAJORITY REVOLVING CREDIT LENDERS" shall mean Revolving Credit Lenders having at least 51% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have terminated, Revolving Credit Lenders holding at least 51% of the aggregate unpaid principal amount of the Revolving Credit Exposure.

          "MAJORITY TERM LETTER OF CREDIT LENDERS" shall mean the Lenders having at least 51% of the aggregate amount of all Term Letter of Credit Liabilities

          "MAJORITY TERM LOAN LENDERS" shall mean Term Loan Lenders holding at least 51% of the aggregate outstanding principal amount of the Term Loans.

          "MARGIN STOCK" shall mean "margin stock" within the meaning of Regulations U and X.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (a) the Property, business, operations, financial condition, prospects, liabilities or capitalization of the Group Members (excluding Group Members which are Unrestricted Subsidiaries) taken as a

                                CREDIT AGREEMENT
whole, (b) the ability of any Group Member to perform its obligations under any of the Basic Documents to which it is a party, (c) the validity or enforceability of any of the Basic Documents, (d) the rights and remedies of the Lenders and the Administrative Agent under any of the Basic Documents or (e) the timely payment of the principal of or interest on the Loans or the Reimbursement Obligations or other amounts payable in connection therewith.

          "MEXICAN FINCO" shall mean a corporation, organized after the Effective Date under the laws of the Republic of Mexico as a direct Wholly Owned Subsidiary of PGI Polymer, the sole assets of which will consist of Investments in Bonlam permitted under Section 9.08(h) hereof.

          "MEXICAN SECURITY DOCUMENTS" shall mean, collectively, the mortgages, assignments, security agreements and other instruments from time to time executed by Bonlam and its respective Subsidiaries, to provide collateral security for the obligations of Bonlam and its respective Subsidiaries under the Bonlam Intercompany Notes Agreement and the Bonlam Intercompany Notes, in each case as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "MORTGAGES" shall mean, collectively, the respective Deeds of Trust and Mortgages executed and delivered by the Borrower and its Subsidiaries pursuant to the Existing Credit Agreement, covering the properties of the respective Mortgagors identified therein, in each case as such Deeds of Trust and Mortgages have been heretofore modified, as such Deeds of Trust and Mortgages shall be further modified and supplemented and in effect from time to time (including pursuant to the confirmations referred to in Section 7.01(e) hereof).

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

          "NET AVAILABLE PROCEEDS" shall mean:

          (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

          (ii) in the case of any Casualty Event, the aggregate amount of proceeds of insurance, condemnation awards and other compensation received by the Group Members in respect of such Casualty Event net of (A) reasonable expenses incurred by the Group Members in connection with the collection of such insurance, condemnation awards and other compensation and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property (other than a Lien that is junior to the Lien in favor of the Administrative Agent under the Security Documents) and any income and transfer taxes payable by the Group Members in respect of such Casualty Event; and

          (iii) in the case of any Debt Issuance or Equity Issuance, the aggregate amount of all cash received by the Borrower and its Restricted Subsidiaries in respect of such Debt

                                CREDIT AGREEMENT

     Issuance or Equity Issuance (as the case may be) net of reasonable expenses incurred by the Borrower and its Restricted Subsidiaries in connection therewith.

          "NET CASH PAYMENTS" shall mean, with respect to any Disposition, the aggregate amount of all cash payments, and the fair market value of any non-cash consideration, received by the Group Members directly or indirectly in connection with such Disposition; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Group Members in connection with such Disposition and (ii) any Federal, state, local and foreign income or other taxes estimated to be payable by the Group Members as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Federal, state, local or foreign Governmental Authority within six months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Group Members of Indebtedness to the extent that
(i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition (other than a Lien that is junior to the Lien in favor of the Administrative Agent under the Security Documents) and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the purchase of such Property.

          "NEW SENIOR SUBORDINATED NOTES" shall mean the 10% senior subordinated notes due December 2007 to be issued to GOF pursuant to the New Senior Subordinated Notes Indenture, which New Senior Subordinated Notes shall (x) have terms substantially similar to the terms appended to the Reorganization Plan as Exhibit J to be executed and delivered in connection with the consummation of the Reorganization Plan and to be applicable to the New Senior Subordinated Notes to be issued pursuant to the Reorganization Plan and (y) be senior in right of payment to the Junior Subordinated Convertible Notes.

          "NEW SENIOR SUBORDINATED NOTES INDENTURE" shall mean the indenture in substantially the form appended to the Reorganization Plan to be executed and delivered in connection with the consummation of the Reorganization Plan and to be applicable to the New Senior Subordinated Notes to be issued upon any drawing under the GOF Letter of Credit as contemplated by Section 9.07(g) hereof.

          "NOTES" shall mean, collectively, the Revolving Credit Notes and the Term Loan Notes.

          "OPERATING DIVISIONS" shall mean the Nonwovens, Oriented Polymers and Corporate operating divisions of the Borrower and its Restricted Subsidiaries.

          "OTHER TAXES" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                                CREDIT AGREEMENT

          "PERMITTED INVESTMENTS" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency or instrumentality thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) bankers' acceptances created by, certificates of deposit issued by and time deposits made with, any bank or trust company organized under the laws of the United States of America or any state thereof, or Canada or Germany and having capital, surplus and undivided profits of at least U.S. $250,000,000, maturing not more than 90 days from the date of acquisition thereof; (c) repurchase obligations with respect to obligations of the type (but not necessarily the maturity) described in clause (a) above issued by any bank or trust company described in clause (b) above and maturing not more than 90 days from the date of acquisition thereof by any Person; (d) commercial paper rated "A-1" or better or "P-1" by Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; and (e) interests in any money market mutual fund registered under the Investment Company Act of 1940, as amended, at least 90% of the portfolio of which is limited to obligations of the type and maturity described in the foregoing clauses (a) through (d), so long as such fund has total assets of at least U.S. $500,000,000 and is rated "AAAm-G" or better or "AAA" or better by Standard & Poor's Rating Group or Moody's Investors Services, Inc., respectively.

          "PERSON" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

          "PGI NEUNKIRCHEN" shall mean PGI Neunkirchen GmbH, a GESELLSCHAFT MIT BESCHRANKTER HAFTUNG duly organized and validly existing under the laws of the Germany.

          "PGI POLYMER" shall mean PGI Polymer, Inc., a Delaware corporation.

          "PLAN" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "POST-DEFAULT RATE" shall mean, in respect of any principal of any Loan, any Reimbursement Obligation or any other amount under this Agreement, any Note or any other Loan Document that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum (the "PRIME-BASED POST-DEFAULT RATE") during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% PLUS the Base Rate as in effect from time to time PLUS the Applicable Margin for Base Rate Term Loans (except that the Applicable Margin for Revolving Credit Base Rate Loans shall be used if the amount in default is principal of a Revolving Credit Base Rate Loan), PROVIDED that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, a rate per annum (the "MARKET-BASED POST-DEFAULT RATE") equal to 2% PLUS the interest rate for such Loan as provided

                                CREDIT AGREEMENT
in Section 3.02(b) hereof and, thereafter, the higher of (i) the applicable Prime-Based Post-Default Rate and (ii) the applicable Market-Based Post-Default Rate.

          "PRIME RATE" shall mean the rate of interest from time to time announced by JPMCB at its principal office in New York City as its prime commercial lending rate.

          "PRINCIPAL OFFICE" shall mean the principal office of JPMCB, located on the date hereof at 270 Park Avenue, New York, New York 10017.

          "PRINCIPAL PAYMENT DATE" shall mean each day set forth in Section 3.01 hereof, PROVIDED, that if any such day is not a Business Day, then such Principal Payment Date shall be the next preceding Business Day.

          "PROCESS AGENT" shall have the meaning assigned to such term in
Section 12.10(b) hereof.

          "PROCESS AGENT ACCEPTANCE" shall mean a letter from the Process Agent to the Administrative Agent, in substantially the form of Exhibit J hereto.

          "PROPERTY" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "QUARTERLY DATES" shall mean the 20th day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof, PROVIDED, that if any such day is not a Business Day, then such Quarterly Date shall be the next preceding Business Day.

          "REGULATIONS A, D, U AND X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "REGULATORY CHANGE" shall mean, with respect to any Lender, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

          "REIMBURSEMENT OBLIGATIONS" shall mean, at any time, the obligations of the Borrower then outstanding, or which may thereafter arise in respect of a Letter of Credit then outstanding, to reimburse amounts paid by the Issuing Lender in respect of any drawings under such Letter of Credit.

          "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor

                                CREDIT AGREEMENT
environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "REORGANIZATION PLAN" shall mean the Debtor's Joint Amended Modified Plan of Reorganization filed on November 25, 2002.

          "RESERVE REQUIREMENT" shall mean, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against "Eurodollar liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

          "RESTRICTED PAYMENT" shall mean, collectively, (i) any Dividend Payment, (ii) any purchase, redemption, retirement or other acquisition for value of, or the setting apart of any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or the voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, but excluding (x) the refinancing of the New Senior Subordinated Notes or Junior Subordinated Convertible Notes to the extent permitted by Section 9.07(h) hereof and (y) regularly scheduled payments or prepayments of principal and interest in respect of any Subordinated Indebtedness required pursuant to the Subordinated Debt Documents or the Future Refinancing Debt Documents, as the case may be,
(iii) any Investment by the Borrower or any of its Restricted Subsidiaries in any Person (including in any Affiliate), other than an Investment expressly permitted by the provisions of clauses (a) through (i) of Section 9.08 hereof and (iv) the amount of any Investment referred to in clause (ii) of Section 1.04(c) hereof outstanding on the date on which a Restricted Subsidiary is designated as an Unrestricted Subsidiary hereunder.

          "RESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

          "REVOLVING CREDIT" refers, as applicable, to the Revolving Credit Commitments, Revolving Credit Lenders, Revolving Credit Loans and Revolving Credit Notes.

          "REVOLVING CREDIT COMMITMENT" shall mean, for each Revolving Credit Lender, the obligation of such Lender to make Revolving Credit Loans and to issue or participate in Revolving Letters of Credit pursuant to Section 2.03(c) hereof to the Borrower in U.S. Dollars in an aggregate principal or face amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Lender on Schedule IX hereto (as the same may be reduced from time to time pursuant to Section 2.04 hereof) or, in the case of any Person that becomes a Revolving Credit Lender pursuant to an assignment permitted under
Section 12.05(b)

                                CREDIT AGREEMENT
hereof, as specified in the respective instrument of assignment pursuant to which such assignment is effected (as the same may be reduced from time to time pursuant to Section 2.04 hereof). The original aggregate principal amount of the Revolving Credit Commitments on the Effective Date is U.S. $50,000,000.

          "REVOLVING CREDIT COMMITMENT PERCENTAGE" shall mean with respect to any Revolving Credit Lender, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders.

          "REVOLVING CREDIT EXPOSURE" shall mean, on any date, the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding on such date PLUS (b) the aggregate amount of Revolving Letter of Credit Liabilities outstanding on such date.

          "REVOLVING CREDIT LENDERS" shall mean (a) on the date hereof, the Lenders having Revolving Credit Commitments in Schedule IX hereto and (b) thereafter, the Lenders from time to time holding Revolving Credit Loans, Revolving Letter of Credit Liabilities and Revolving Credit Commitments after giving effect to any assignments thereof permitted by Section 12.05 hereof.

          "REVOLVING CREDIT LOANS" shall mean the loans provided for by Section 2.01(a) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "REVOLVING CREDIT NOTES" shall mean any promissory notes executed pursuant to Section 2.08(d) hereof evidencing Revolving Credit Loans, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "REVOLVING CREDIT TERMINATION DATE" shall mean December 31, 2006, or, if such date is not a Business Day, the next preceding Business Day.

          "REVOLVING LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.03(c) hereof.

          "REVOLVING LETTER OF CREDIT INTEREST" shall have the meaning assigned to such term in the definition of "Letter of Credit Interest" in this Section 1.01.

          "REVOLVING LETTER OF CREDIT LIABILITY" shall have the meaning assigned to such term in the definition of "Letter of Credit Liability" in this Section 1.01.

          "SECURITY AGREEMENT" shall mean the Third Amended, Restated and Consolidated Security Agreement substantially in the form of Exhibit C hereto between each Securing Party referred to therein and the Administrative Agent, as the same shall be modified and supplemented and in effect from time to time.

                                CREDIT AGREEMENT

          "SECURITY DOCUMENTS" shall mean, collectively, the Foreign Security Documents, the Security Agreement, the Mortgages, the Guaranty Agreements and all Uniform Commercial Code financing statements (and similar registration instruments in other jurisdictions) required by this Agreement, the Foreign Security Documents, the Security Agreement or the Mortgages to be filed with respect to the security interests in personal Property and fixtures created pursuant to any of such instruments.

          "SENIOR INDEBTEDNESS" shall mean all Indebtedness of the Borrower and its Restricted Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), excluding Indebtedness of Vateks Tekstil Sanayi ve Ticaret A.S. permitted under Section 9.08(j) hereof, other than Subordinated Indebtedness.

          "SENIOR LEVERAGE RATIO" shall mean, as at any date, the ratio of Senior Indebtedness on such date to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

          "SENIOR LEVERAGE RATIO FEE" shall have the meaning assigned to such term in Section 3.03 hereof.

          "SHARED FACILITIES AGREEMENT" shall mean the Shared Facilities Agreement dated as of October 23, 1992 between Scott Health Care and FiberTech Group, Inc., with respect to the Rogers, Arkansas, facility of Scott Paper Company, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "SUBORDINATED DEBT DOCUMENTS" shall mean, collectively, the New Senior Subordinated Notes and Junior Subordinated Convertible Debt Documents.

          "SUBORDINATED INDEBTEDNESS" shall mean, collectively, the New Senior Subordinated Notes, the Junior Subordinated Convertible Notes and any Future Refinancing Debt.

          "SUBSIDIARY" shall mean, for any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "SUPERMAJORITY LENDERS" shall mean the Majority Lenders determined in each case as if the reference to "51%" in the definitions of "Majority Restructured Lenders" and "Majority Revolving Credit Lenders" were a reference to "66-2/3%".

                                CREDIT AGREEMENT

          "SUPPLY AGREEMENT" shall mean the Supply Agreement dated as of March 15, 1995 between Chicopee and J&J, as the same shall, subject to Section 9.14 hereof, be modified and supplemented and in effect from time to time.

          "TAXES" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

          "TECHNOLOGY AGREEMENT" shall mean the Technology Agreement dated as of March 15, 1995 between Chicopee and J&J, as the same shall be modified and supplemented and in effect from time to time.

          "TERM" refers, as applicable, to the Term Loan Lenders, Term Loans and Term Loan Notes.

          "TERM LETTER OF CREDIT" shall have the meaning assigned to such term in Section 2.03(b) hereof.

          "TERM LETTER OF CREDIT COLLATERAL ACCOUNT" shall mean the "Term Letter of Credit Collateral Account" established by the Administrative Agent under
Section 4.03 of the Security Agreement.

          "TERM LETTER OF CREDIT INTEREST" shall have the meaning assigned to such term in the definition of "Letter of Credit Interest" in this Section 1.01.

          "TERM LETTER OF CREDIT LENDERS" shall mean (a) on the date hereof the Term Lenders having Term Letter of Credit Liabilities in Schedule XI hereto and
(b) thereafter, the Lenders from time to time holding Term Letter of Credit Liabilities after giving effect to any assignments thereof permitted by Section
12.05 hereof.

          "TERM LETTER OF CREDIT LIABILITY" shall have the meaning assigned to such term in the definition of "Letter of Credit Liability" in this Section 1.01.

          "TERM LETTER OF CREDIT PARTICIPATION PERCENTAGE" shall mean, with respect to any Term Letter of Credit Lender, the percentage set forth in
Schedule XI hereto opposite the name of such Lender or, in the case of any Person that becomes a Term Letter of Credit Lender pursuant to an assignment permitted under Section 12.05(b) hereof, the percentage specified in the respective instrument of assignment pursuant to which such assignment is effected.

          "TERM LOANS" shall mean the loans provided for by Section 2.01(b) hereof, which may be Base Rate Loans and/or Eurodollar Loans.

          "TERM LOAN LENDERS" shall mean (a) on the date hereof, the Lenders having Term Loans in Schedule X hereto and (b) thereafter, the Lenders from time to time holding Term Loans after giving effect to any assignments thereof permitted by Section 12.05 hereof.

                                CREDIT AGREEMENT

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                                     - 28 -

          "TERM LOAN NOTES" shall mean any promissory notes executed pursuant to
Section 2.08(d) hereof evidencing Term Loans, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

          "TYPE" shall have the meaning assigned to such term in Section 1.03 hereof.

          "UNCOVERED TERM LETTER OF CREDIT LIABILITIES" shall mean, at any time,
(i) the aggregate amount of Term Letter of Credit Liabilities outstanding at such time MINUS (ii) the aggregate balance then held in the Term Letter of Credit Collateral Account.

          "UNRESTRICTED SUBSIDIARY" shall mean any Subsidiary of the Borrower that (a) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of Section 1.04 hereof and (b) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. DOLLAR EQUIVALENT" shall mean, on any day, with respect to any Loan denominated in Canadian Dollars, the amount of U.S. Dollars that would be required to purchase the Canadian Dollar amount of such Loan on such day, assuming a rate of exchange equal to the New York foreign exchange selling rate quoted for such Canadian Dollars in the Wall Street Journal for such day (or, for the most recent day on which the Wall Street Journal shall have been published), PROVIDED that if for any reason the Wall Street Journal shall cease to be published for three or more consecutive Business Days, "U.S. Dollar Equivalent" shall mean the amount of U.S. Dollars that would be required to purchase the Canadian Dollar amount of such Loan on such day, based upon the spot selling rate at which the Administrative Agent offers to sell Canadian Dollars for U.S. Dollars in the London foreign exchange market at approximately 11:00 a.m. London time for delivery two Business Days later.

          "U.S. DOLLARS" and "U.S. $" shall mean lawful money of the United States of America.

          "WHOLLY OWNED SUBSIDIARY" shall mean, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. The term "WHOLLY OWNED RESTRICTED SUBSIDIARY" shall mean a Wholly Owned Subsidiary of the Borrower that is a Restricted Subsidiary.

          1.02 ACCOUNTING TERMS AND DETERMINATIONS.

          (a) ACCOUNTING TERMS GENERALLY. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest

                                CREDIT AGREEMENT

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                                     - 29 -

financial statements furnished to the Lenders hereunder (which, prior to the delivery of the first financial statements under Section 9.01 hereof, shall mean the consolidated financial statements referred to in Section 8.02(a) hereof). All calculations made for purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to Section 9.01 hereof (or, prior to the delivery of the first financial statements under Section 9.01 hereof, used in the preparation of the consolidated financial statements referred to in
Section 8.02(a) hereof) unless

          (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or

          (ii) the Majority Lenders shall so object in writing within 30 days after delivery of such financial statements,

in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 9.01 hereof, shall mean the consolidated financial statements referred to in Section 8.02(a) hereof).

          (b) CHANGES IN ACCOUNTING PRINCIPLES. The Borrower shall deliver to the Lenders at the same time as the delivery of any annual or quarterly financial statement under Section 9.01 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

          (c) FISCAL PERIODS. To enable the ready and consistent determination of compliance with the covenants set forth in Section 9 hereof, the Borrower and its Subsidiaries will not change the last day of their fiscal year from the Saturday closest to December 31 of each year (whether or not such last day occurs in the same calendar year or the next following calendar year), or the last days of the first three fiscal quarters in each of their fiscal years from the Saturday closest to March 31, June 30 and September 30 of each year, respectively; PROVIDED that the foregoing shall not apply to Bonlam to the extent that Bonlam is not permitted under Mexican law to conform its fiscal dates in such manner.

          1.03 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan refers to whether such Loan is a Revolving Credit Loan or a Term Loan, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type. Loans may be identified by Class and Type.

                                CREDIT AGREEMENT

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                                     - 30 -

          1.04 SUBSIDIARIES; DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Borrower shall not at any time designate any of its Subsidiaries (including any existing, newly acquired or newly formed Subsidiary, but excluding any Obligor or Bonlam or any Subsidiary of Bonlam or Fabrene obligated in respect of the Intercompany Notes of Bonlam or Fabrene) to be an "Unrestricted Subsidiary" for purposes of this Agreement without the consent of the Majority Lenders or the Administrative Agent acting with the consent of the Majority Lenders. Subject to the immediately preceding sentence, the Borrower may at any time designate any of its Subsidiaries (including any existing, newly acquired or newly formed Subsidiary, but excluding any Obligor or Bonlam or any Subsidiary of Bonlam or Fabrene obligated in respect of the Intercompany Notes of Bonlam or Fabrene) to be an "Unrestricted Subsidiary" for purposes of this Agreement, by delivering to the Administrative Agent a certificate of a senior financial officer of the Borrower (and the Administrative Agent shall promptly forward a copy of such certificate to each Lender) attaching a copy of a resolution of its Board of Directors setting forth such designation and stating that the conditions set forth in this Section 1.04 have been satisfied with respect to such designation, PROVIDED that no such designation shall be effective unless (x) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) at the time of such designation and at all times thereafter:

          (a) neither the Borrower nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary;

          (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

          (c) neither the Borrower nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Obligors; and

          (d) neither the Borrower nor any Restricted Subsidiary has any obligation (i) to subscribe for additional shares of capital stock or other equity interest in such Subsidiary or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results.

          Section 2. REVOLVING CREDIT COMMITMENTS, LOANS AND PREPAYMENTS.

          2.01 LOANS.

          (a) REVOLVING CREDIT LOANS. Each Revolving Credit Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower in U.S. Dollars, in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Revolving Credit Commitment as in effect from time to time, in each case during the period

                                CREDIT AGREEMENT

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                                     - 31 -

from and including the Effective Date to but not including the Revolving Credit Termination Date; PROVIDED that in no event shall the aggregate principal amount of all Revolving Credit Loans and the aggregate amount of all Revolving Letter of Credit Liabilities, exceed the aggregate amount of the Revolving Credit Commitments. Revolving Credit Loans shall be either Base Rate Loans or Eurodollar Loans. During such period, and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the amount of the Revolving Credit Commitments by means of Base Rate Loans and Eurodollar Loans, and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.09 hereof) and may Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type (as provided in Section 2.09 hereof).

          (b) TERM LOANS. The loans of each Term Loan Lender to the Borrower that are outstanding under the Existing Credit Agreement on the close of business on the Business Day immediately prior to the Effective Date and denominated in U.S. Dollars shall on the Effective Date automatically become Term Loans hereunder to the Borrower denominated in an equivalent amount of U.S. Dollars. The loans of each Term Loan Lender to Fabrene outstanding under the Existing Credit Agreement on the close of business on the Business Day immediately prior to the Effective Date and denominated in Canadian Dollars shall on the Effective Date automatically become Term Loans hereunder to the Borrower denominated in the U.S. Dollar Equivalent determined as of the Effective Date of the Canadian Dollar amount of such Loans. In that connection, each Term Loan Lender hereby authorizes the Administrative Agent on the Effective Date to complete Columns 4 and 5 to Schedule X hereto to reflect the actual U.S. Dollar Equivalent of such Canadian Dollar amounts, and to reflect the resulting aggregate U.S. Dollar amount of Term Loans held by each Term Loan Lender hereunder. After the Effective Date, and subject to the terms and conditions of this Agreement, the Borrower may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.09 hereof) or Continue Term Loans of one Type as Term Loans of the same Type (as provided in Section
2.09 hereof).

          (c) TERM LETTERS OF CREDIT. As provided in Section 2.03(b) hereof, on the Effective Date, all Letters of Credit outstanding on the close of business on the Business Day immediately prior to the Effective Date under the Existing Credit Agreement shall on the Effective Date automatically, and without any action on the part of any Person, become Term Letters of Credit hereunder in accordance with the provisions of said Section 2.03(b).

          (d) LIEN PRIORITY. Anything herein or in any of the Security Documents to the contrary notwithstanding, the Liens created under the Security Documents in favor of the Administrative Agent shall be deemed to secure first the obligations of the Obligors in respect of the Revolving Credit Loans and Revolving Letter of Credit Liabilities and second the obligations of the Obligors in respect of the Term Loans and Term Letter of Credit Liabilities. Accordingly, upon any exercise of rights or remedies by the Administrative Agent under any of the Security Documents, the Administrative Agent shall apply any cash proceeds received as a result thereof, after payment of all costs and expenses associated therewith (and the payment of all expenses incurred and advances made by the Administrative Agent in connection therewith), first to the payment of the principal and interest on the Revolving Credit Loans (and commitment fees in respect of the Revolving Credit Commitments), and to provide cover for Revolving Letters of

                                CREDIT AGREEMENT

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                                     - 32 -

Credit as provided in Section 2.03(c)(vi) hereof, and, after payment in full of such amounts and provision of such cover, to the payment of all other obligations hereunder.

          2.02 BORROWINGS. The Borrower shall give the Administrative Agent (which shall promptly notify the Revolving Credit Lenders) notice of each borrowing of Revolving Credit Loans to be made to the Borrower hereunder as provided in Section 4.05 hereof. Not later than 2:00 p.m. New York time on the date specified for each borrowing hereunder, each Revolving Credit Lender shall make available the amount of the Revolving Credit Loan or Revolving Credit Loans to be made by it on such date to the Administrative Agent at the Principal Office in immediately available funds, for account of the Borrower. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by it.

          2.03 LETTERS OF CREDIT.

          (a) LETTERS OF CREDIT GENERALLY. As provided in paragraph (b) below, all "Letters of Credit" outstanding on the Effective Date under the Existing Credit Agreement shall automatically become Term Letters of Credit hereunder. In addition, as provided in paragraph (c) below, the Revolving Credit Commitments may, upon request of the Borrower, be utilized through the issuance of Revolving Letters of Credit. The following provisions shall apply to all Letters of Credit hereunder:

          (i) NOTICE OF DRAWINGS. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Lender shall promptly notify the Borrower (through the Administrative Agent) of the amount to be paid by the Issuing Lender as a result of such demand and the date on which payment is to be made by the Issuing Lender to such beneficiary in respect of such demand. The Borrower hereby unconditionally agrees to pay and reimburse the Administrative Agent for account of the Issuing Lender for the amount of each demand for payment under a Letter of Credit at or prior to the date on which payment is to be made by the Issuing Lender to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind.

          (ii) REIMBURSEMENT BY BORROWER. Forthwith upon its receipt of a notice referred to in subclause (i) of this Section 2.03(a), the Borrower shall advise the Administrative Agent whether or not the Borrower intends to reimburse the Issuing Lender for the amount of the related demand for payment, it being understood that, with respect to Term Letters of Credit, to the extent of any balance at the time in the Term Letter of Credit Collateral Account, the Borrower shall be deemed to have requested that such balance be applied to such reimbursement (and the Administrative Agent shall, accordingly, apply such balance to such reimbursement). In the event that the Borrower fails to so advise the Administrative Agent, or if the Borrower fails to reimburse the Issuing Lender for a demand for payment under a Letter of Credit by the date of such payment, the Administrative Agent shall give each Term Letter of Credit Lender with respect to the Term Letters of Credit, and each Revolving Credit Lender with respect to the Revolving

                                CREDIT AGREEMENT

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                                     - 33 -

     Letters of Credit, prompt notice of the amount of the demand for payment, specifying such Lender's Term Letter of Credit Participation Percentage or Revolving Credit Commitment Percentage, as applicable, of the amount of the related demand for payment.

          (iii) PAYMENT BY LETTER OF CREDIT LENDERS. Each Term Letter of Credit Lender (other than the Issuing Lender) with respect to Term Letters of Credit, and each Revolving Credit Lender (other than the Issuing Lender) with respect to Revolving Letters of Credit, shall pay to the Administrative Agent for account of the Issuing Lender at the Principal Office in U.S. Dollars and in immediately available funds, the amount of such Lender's Term Letter of Credit Participation Percentage or Revolving Credit Commitment Percentage, as applicable, of any payment under a Term Letter of Credit or Revolving Letter of Credit, as applicable, upon notice by the Issuing Lender (through the Administrative Agent) to such Term Letter of Credit Lender or Revolving Credit Lender, as applicable, requesting such payment and specifying such amount. Each such Term Letter of Credit Lender's or Revolving Credit Lender's, as applicable, obligation to make such payments to the Administrative Agent for account of the Issuing Lender under this subclause (iii), and the Issuing Lender's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever (except as provided in the proviso at the end of this sentence), including, without limitation, (x) the failure of any other Term Letter of Credit Lender or Revolving Credit Lender, as applicable, to make its payment under this subclause (iii), (y) the financial condition of the Borrower (or any other account party) or (z) the existence of any Default; PROVIDED that, no Term Letter of Credit Lender or Revolving Credit Lender, as applicable, shall be obligated to make any payment to the Administrative Agent for the account of the Issuing Lender under any Term Letter of Credit or Revolving Letter of Credit, as applicable, to the extent that the Borrower shall not be required to indemnify any Lender or the Administrative Agent in the circumstances provided in clause (x) of the penultimate sentence of the last paragraph of this Section 2.03. Each such payment to the Issuing Lender shall be made without any offset, abatement, withholding or reduction whatsoever.

          (iv) PAYMENTS TO LETTER OF CREDIT LENDERS. Subject to the making of each payment by a Letter of Credit Lender to the Issuing Lender pursuant to subclause (iii) above in respect of any Letter of Credit, upon receipt by the Issuing Lender from or for account of the Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security) the Issuing Lender shall promptly pay to the Administrative Agent for account of each Term Letter of Credit Lender or Revolving Credit Lender, as applicable, entitled thereto, such Term Letter of Credit Lender's Term Letter of Credit Participation Percentage or such Revolving Credit Lender's Revolving Credit Commitment Percentage, as applicable, of such payment, each such payment by the Issuing Lender to be made in the same money and funds in which received by the Issuing Lender. In the event any payment received by the Issuing Lender and so paid to the applicable Letter of Credit Lenders hereunder is rescinded or must otherwise be returned by the Issuing Lender, each Term Letter of Credit Lender or Revolving Credit Lender, as applicable, shall, upon the request of the Issuing Lender

                                CREDIT AGREEMENT

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                                     - 34 -

     (through the Administrative Agent), repay to the Issuing Lender (through the Administrative Agent) the amount of such payment paid to such Lender, with interest, if any, at the rate required to be paid by the Issuing Lender upon any return of such funds.

          (v) FEES AND COMMISSIONS, ETC. The Borrower shall pay to the Administrative Agent for account of each Term Letter of Credit Lender (ratably in accordance with their respective Term Letter of Credit Participation Percentages) and each Revolving Credit Lender (ratably in accordance with their respective Revolving Credit Commitment Percentages), as applicable, a letter of credit fee in respect of each Term Letter of Credit or Revolving Letter of Credit, as applicable, at a rate per annum equal to the product of

               (x) in the case of Term Letters of Credit, the Applicable Margin for Eurodollar Term Loans and the daily average undrawn face amount of such Term Letter of Credit and

               (y) in the case of Revolving Letters of Credit, the Applicable Margin for Eurodollar Revolving Credit Loans and the daily average undrawn face amount of such Revolving Letter of Credit,

     in each case for the period from and including the Effective Date (A) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (B) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the date such Letter of Credit is so drawn in full or terminated and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day).

          In addition, the Borrower shall pay to the Administrative Agent for account of the Issuing Lender a fronting fee in respect of each Letter of Credit issued on behalf of the Borrower in an amount equal to .25% per annum of the daily average undrawn face amount of such Letter of Credit for the period from and including the date of issuance of such Letter of Credit
     (i) in the case of a Letter of Credit that expires in accordance with its terms, to and including such expiration date and (ii) in the case of a Letter of Credit that is drawn in full or is otherwise terminated other than on the stated expiration date of such Letter of Credit, to but excluding the date such Letter of Credit is drawn in full or is terminated (such fee to be non-refundable, to be paid in arrears on each Quarterly Date and on the date such Letter of Credit is so drawn in full or terminated and to be calculated for any day after giving effect to any payments made under such Letter of Credit on such day) PLUS all commissions, charges, costs and expenses in the amounts customarily charged by the Issuing Lender from time to time in like circumstances with respect to the issuance of each Letter of Credit and drawings and other transactions relating thereto.

          (vi) REPORTS BY ISSUING LENDER. Promptly following the end of each calendar month, the Issuing Lender shall deliver (through the Administrative Agent) to each Term Letter of Credit Lender or Revolving Credit Lender, as applicable, and to the Borrower, a

                                CREDIT AGREEMENT

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                                     - 35 -

     notice describing the aggregate stated amount of all Term Letters of Credit or Revolving Letters of Credit, as applicable, outstanding at the end of such month. Upon the request of any Letter of Credit Lender from time to time, the Issuing Lender shall deliver any other information reasonably requested by such Lender with respect to each Term Letter of Credit or Revolving Letter of Credit, as applicable, then outstanding.

          (vii) CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict between any Letter of Credit Document heretofore or hereafter executed between the Borrower or any of its Subsidiaries and the Issuing Lender with respect to any Letter of Credit, and the provisions of this Agreement or any Security Document, the provisions of this Agreement and the Security Documents shall control.

          (b) TERM LETTERS OF CREDIT. On the Effective Date, all Letters of Credit outstanding on the close of business on the Business Day immediately prior to the Effective Date under the Existing Credit Agreement shall on the Effective Date automatically, and without any action on the part of any Person, become letters of credit (collectively, "TERM LETTERS OF CREDIT") hereunder for account of the Borrower. Any Term Letter of Credit shall be extended and renewed from time to time as requested by the Borrower, PROVIDED that in no event shall the expiration date of any Term Letter of Credit extend beyond the earlier of five Business Days prior to the Revolving Credit Termination Date and the date one year following the date of such extension or renewal. The following additional provisions shall apply to Term Letters of Credit:

          (i) NOTICES OF EXTENSIONS OR RENEWALS. The Borrower shall give the Administrative Agent at least five Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day each Term Letter of Credit is to be extended or renewed and specifying the date to which such Term Letter of Credit shall be extended or renewed. Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (ii) PARTICIPATIONS IN TERM LETTERS OF CREDIT. Each Term Letter of Credit Lender (other than the Issuing Lender) confirms that, under the Existing Credit Agreement (and continuing hereunder), it has acquired a Letter of Credit Interest with respect to such Term Letter of Credit in an amount equal to such Lender's Term Letter of Credit Participation Percentage of the Issuing Lender's liability under such Term Letter of Credit, and each Term Letter of Credit Lender (other than the Issuing Lender) thereby (and continuing hereunder) has absolutely, unconditionally and irrevocably assumed, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Term Letter of Credit Participation Percentage of the Issuing Lender's liability under such Term Letter of Credit.

          (iii) PAYMENT OF INTEREST BY TERM LETTER OF CREDIT LENDERS. To the extent that any Letter of Credit Lender fails to pay any amount required to be paid pursuant to subclause (iii) or (iv) of Section 2.03(a) hereof on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three

                                CREDIT AGREEMENT

     Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to 1% above the Post-Default Rate for Base Rate Term Loans hereunder.

          (iv) CONDITIONS TO EXTENSIONS OR SUPPLEMENTS. The issuance by the Issuing Lender of any extension, renewal, modification or supplement to any Term Letter of Credit hereunder shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that such Term Letter of Credit, as so extended, renewed, modified or supplemented, shall be in such form, contain such terms and support such transactions as shall either (x) be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to Term Letters of Credit of the same type or (y) have been consented to by each Term Letter of Credit Lender.

          (v) COVER FOR TERM LETTER OF CREDIT LIABILITIES. Whenever in this Agreement the Borrower shall be required to provide cover for Term Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent for deposit into the Term Letter of Credit Collateral Account immediately available funds in an amount equal to the required amount.

          (c) REVOLVING LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, the Revolving Credit Commitments may be utilized, upon the request of the Borrower, in addition to the Revolving Credit Loans provided for by Section 2.01(a) hereof, by the issuance by the Issuing Lender of letters of credit (collectively, "REVOLVING LETTERS OF CREDIT") for account of the Borrower or any of its Subsidiaries (as specified by the Borrower), PROVIDED that in no event shall (i) the aggregate amount of all Revolving Letter of Credit Liabilities and the aggregate principal amount of all Revolving Credit Loans, exceed the aggregate amount of the Revolving Credit Commitments, (ii) the outstanding aggregate amount of all Revolving Letter of Credit Liabilities exceed U.S. $10,000,000 or (iii) the expiration date of any Revolving Letter of Credit extend beyond the earlier of the Revolving Credit Termination Date and the date one year following the issuance of such Revolving Letter of Credit. The following additional provisions shall apply to Revolving Letters of Credit:

          (i) NOTICE OF ISSUANCE. The Borrower shall give the Administrative Agent at least five Business Days' irrevocable prior notice (effective upon receipt) specifying the Business Day (which shall be no later than 30 days preceding the Revolving Commitment Termination Date) each Revolving Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Revolving Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby (including whether such Revolving Letter of Credit is to be a commercial letter of credit or a standby letter of credit). Upon receipt of any such notice, the Administrative Agent shall advise the Issuing Lender of the contents thereof.

          (ii) PARTICIPATIONS IN REVOLVING LETTERS OF CREDIT. On each day during the period commencing with the issuance by the Issuing Lender of any Revolving Letter of Credit

                                CREDIT AGREEMENT

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                                     - 37 -

     and until such Revolving Letter of Credit shall have expired or been terminated, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then undrawn face amount of such Revolving Letter of Credit. Each Revolving Credit Lender (other than the Issuing Lender) agrees that, upon the issuance of any Revolving Letter of Credit hereunder, it shall automatically acquire a Letter of Credit Interest with respect to such Revolving Letter of Credit in an amount equal to such Lender's Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Revolving Letter of Credit, and each Revolving Credit Lender (other than the Issuing Lender) thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Issuing Lender to pay and discharge when due, its Revolving Credit Commitment Percentage of the Issuing Lender's liability under such Revolving Letter of Credit.

          (iii) PAYMENT OF INTEREST BY REVOLVING CREDIT LENDERS. To the extent that any Revolving Credit Lender fails to pay any amount required to be paid pursuant to subclause (iii) or (iv) of Section 2.03(a) hereof on the due date therefor, such Lender shall pay interest to the Issuing Lender (through the Administrative Agent) on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and (ii) thereafter, at a rate per annum equal to the Post-Default Rate for Base Rate Revolving Credit Loans hereunder.

          (iv) CONDITIONS PRECEDENT TO ISSUANCE. The issuance by the Issuing Lender of each Revolving Letter of Credit shall, in addition to the conditions precedent set forth in Section 7 hereof, be subject to the conditions precedent that (i) such Revolving Letter of Credit shall either
     (x) be in such form, contain such terms and support such transactions as shall be satisfactory to the Issuing Lender consistent with its then current practices and procedures with respect to Revolving Letters of Credit of the same type or (y) have been consented to by each Revolving Credit Lender and (ii) the Borrower shall have executed and delivered such applications, agreements and other instruments relating to such Revolving Letter of Credit as the Issuing Lender shall have reasonably requested consistent with its then current practices and procedures with respect to Revolving Letters of Credit of the same type.

          (v) MODIFICATIONS AND SUPPLEMENTS. The issuance by the Issuing Lender of any modification or supplement to any Revolving Letter of Credit hereunder shall be subject to the same conditions applicable under this
     Section 2.03(c) to the issuance of new Revolving Letters of Credit, and no such modification or supplement shall be issued hereunder unless either (x) the respective Revolving Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form or (y) each Revolving Credit Lender shall have consented thereto.

                                CREDIT AGREEMENT

          (vi) COVER FOR REVOLVING LETTER OF CREDIT LIABILITIES. In the event that the Borrower shall be required pursuant to Section 2.10 hereof to provide cover for Revolving Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent immediately available funds in an amount equal to the required amount, which funds shall be retained by the Administrative Agent in the Collateral Account (as provided in the Security Agreement as collateral security in the first instance for the Revolving Letter of Credit Liabilities) until such time as the Revolving Letters of Credit shall have been terminated and all of the Revolving Letter of Credit Liabilities paid in full.

The Borrower hereby indemnifies and holds harmless each Letter of Credit Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender or the Administrative Agent may incur (or which may be claimed against such Lender or the Administrative Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by the Issuing Lender under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuing Lender in determining whether a request presented under any Letter of Credit issued on behalf of the Borrower complied with the terms of the Letter of Credit or (y) in the case of the Issuing Lender, such Lender's failure to pay under any Letter of Credit issued on behalf of the Borrower after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit. Nothing in this Section 2.03 is intended to limit the other obligations of the Borrower, any Lender or the Administrative Agent under this Agreement.

          2.04 CHANGES OF REVOLVING CREDIT COMMITMENTS.

          (a) SCHEDULED REDUCTION. The aggregate amount of the Revolving Credit Commitments shall be automatically reduced to zero on the Revolving Credit Termination Date.

          (b) VOLUNTARY REDUCTION. The Borrower shall have the right at any time and from time to time (x) to terminate the Revolving Credit Commitments (but only so long as no Revolving Credit Loans or Revolving Letter of Credit Liabilities are outstanding at such time) and (y) to reduce the aggregate unused amount of the Revolving Credit Commitments (for which purpose use of the Revolving Credit Commitments shall be deemed to include the aggregate amount of Revolving Letter of Credit Liabilities). In connection with any such termination or reduction, (i) the Borrower shall give notice of such termination or reduction as provided in Section 4.05 hereof, and (ii) each partial reduction shall be in an aggregate amount at least equal to U.S. $2,000,000 or in multiples of U.S. $1,000,000 in excess thereof.

          (c) NO REINSTATEMENT. The Revolving Credit Commitments once terminated or reduced may not be reinstated.

                                CREDIT AGREEMENT

          2.05 COMMITMENT FEES. The Borrower shall pay to the Administrative Agent for account of each Revolving Credit Lender, a commitment fee on the daily average unused amount of such Lender's Revolving Credit Commitments (for which purpose, outstanding Revolving Letters of Credit shall be deemed to constitute a use of the Revolving Credit Commitments) for the period from and including the Effective Date to but not including the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Termination Date, at a rate per annum equal to 0.75%. Accrued commitment fees shall be payable in U.S. Dollars on each Quarterly Date and on the earlier of the date the Revolving Credit Commitments are terminated and the Revolving Credit Termination Date.

          2.06 LENDING OFFICES. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          2.07 SEVERAL OBLIGATIONS; REMEDIES INDEPENDENT. The failure of any Revolving Credit Lender to make any Revolving Credit Loan to be made by it on the date specified therefor shall not relieve any other Revolving Credit Lender of its obligation to make its Revolving Credit Loan on such date, but neither any Revolving Credit Lender nor the Administrative Agent shall be responsible for the failure of any other Revolving Credit Lender to make a Revolving Credit Loan to be made by such other Revolving Credit Lender, and no Revolving Credit Lender shall have any obligation to the Administrative Agent or any other Revolving Credit Lender for the failure by such Revolving Credit Lender to make any Revolving Credit Loan required to be made by such Revolving Credit Lender. The amounts payable by the Borrower at any time hereunder and under the Notes to each Lender shall be a separate and independent debt and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and the Notes, and it shall not be necessary for any other Lender or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

          2.08 LOAN ACCOUNTS; PROMISSORY NOTES.

          (a) MAINTENANCE OF RECORDS BY LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender in respect of each Loan held by such Lender hereunder, including the amounts of principal and interest payable and paid to such Lender by the Borrower from time to time hereunder.

          (b) MAINTENANCE OF RECORDS BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Lenders and each Lender's share thereof.

          (c) EFFECT OF ENTRIES. The entries made in the accounts maintained pursuant to paragraph (a) or (b) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner

                                CREDIT AGREEMENT
affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (d) PROMISSORY NOTES. Any Lender may request that Loans of any Class made by it to the Borrower be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans of the Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 12.05 hereof) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          2.09 OPTIONAL PREPAYMENTS; CONVERSIONS OR CONTINUATIONS OF LOANS. Subject to Section 4.04 hereof, the Borrower shall have the right (x) to prepay Loans, or to Convert Loans of one Type into Loans of another Type or (in the case of all Loans) to Continue Loans of one Type as Loans of the same Type, at any time or from time to time and (y) to deposit funds into (i) the Term Letter of Credit Collateral Account as additional cover for Term Letter of Credit Liabilities or (ii) the Collateral Account as additional cover for Revolving Letter of Credit Liabilities, PROVIDED that (a) the Borrower shall give the Administrative Agent notice of each such prepayment, deposit, Conversion or Continuation as provided in Section 4.05 hereof (and, upon the date specified in any such notice of prepayment or deposit, the amount to be prepaid or deposited shall become due and payable hereunder), (b) upon any prepayment or Conversion of Eurodollar Loans other than on the last day of an Interest Period for such Loans, the Borrower shall pay any amounts owing under Section 5.05 hereof as a result of such prepayment or Conversion, (c) upon any prepayment of Term Loans, or deposit of funds into the Term Letter of Credit Collateral Account, the Borrower shall concurrently prepay Term Loans and deposit funds into the Term Letter of Credit Collateral Account so that the benefits of such prepayment and deposit are shared between the Term Loan Lenders and the Term Letter of Credit Lenders ratably in accordance with the respective outstanding principal amounts of Term Loans and Uncovered Term Letter of Credit Liabilities held by such Term Letter of Credit Lenders at the time of such prepayment and deposit and (d) prepayments of Term Loans, and deposits of funds into the Term Letter of Credit Collateral Account, shall be applied to the payments and deposits required to be made under Section 3.01(b) hereof in inverse order of maturity and may not be reborrowed.

          Notwithstanding the foregoing, and without limiting the rights and remedies of the Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, the Administrative Agent may (i) and at the request of the Majority Revolving Credit Lenders shall, suspend the right of the Borrower to Convert any Revolving Credit Loan into a Eurodollar Loan, or to Continue any Revolving Credit Loan as a Eurodollar Loan, in which event all such Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans and (ii) and at the request of the Majority Term Loan Lenders shall, suspend the right of the Borrower to Convert any Term Loan into a Eurodollar Loan, or to Continue any Term Loan as a Eurodollar Loan, in which

                                CREDIT AGREEMENT
event all such Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

          2.10 MANDATORY PREPAYMENTS AND REDUCTIONS OF COMMITMENTS.

          (a) CASUALTY EVENTS. On the date 180 days following the receipt by the Group Members of the proceeds of any insurance, condemnation award or other compensation in respect of any Casualty Event affecting any Property of any Group Member (excluding any Group Member which is an Unrestricted Subsidiary) (or upon such earlier date as the respective Group Member shall have determined not to repair or replace (with either identical or substantially similar Property) the Property affected by such Casualty Event), the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore promptly applied to the repair or replacement of such Property, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (i) below. Notwithstanding the foregoing, in the event that a Casualty Event shall occur with respect to Property covered by the Mortgages, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in said Sections 2.03(b)(v) and 2.03(c)(vi)), and the Revolving Credit Commitments shall be subject to automatic reduction, on the dates, and in the amounts of the required prepayments, specified in the Mortgages. Nothing in this paragraph (a) shall be deemed to limit any obligation of the Group Members pursuant to any of the Security Documents to remit to a collateral or similar account maintained by the Administrative Agent pursuant to any of the Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any Casualty Event.

          (b) DEBT ISSUANCE. Without limiting the obligation of the Obligors to obtain the consent of the Majority Lenders pursuant to Section 12.04 hereof to any Debt Issuance not otherwise permitted hereunder, upon any Debt Issuance, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds thereof, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (i) below, PROVIDED that no prepayment need be made pursuant to this Section 2.10(b) on the occasion of any Debt Issuance to the extent that (i) the proceeds of such Debt Issuance are applied to the prepayment of the Fabrene Acquisition Intercompany Note (and the Borrower complies with the requirements of paragraph (d) below in respect of such prepayment) and (ii) the proceeds of such Debt Issuance in excess of the amount so applied to the Fabrene Acquisition Intercompany Note is applied to make the prepayments required by this paragraph (b).

          (c) SALE OF ASSETS. Without limiting the obligation of the Obligors to obtain the consent of the Majority Lenders pursuant to Section 12.04 hereof to any Disposition not otherwise permitted hereunder, no later than five Business Days prior to the occurrence of any such Disposition, the Borrower will deliver to the Lenders a statement, certified by its chief

                                CREDIT AGREEMENT
financial officer, in form and detail satisfactory to the Administrative Agent, of the amount of the Net Available Proceeds of such Disposition and, to the extent such Net Available Proceeds (when taken together with the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this paragraph (c)) shall exceed U.S. $5,000,000, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition (together with 100% of the Net Available Proceeds of all prior Dispositions as to which a prepayment has not yet been made under this paragraph (c)), such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (i) below.

          (d) FABRENE INTERCOMPANY NOTE. Concurrently with the receipt by Fabrene Holdings or PGI Polymer (including, without limitation, amounts deposited with JPMCB pursuant to the applicable provisions of the Fabrene Intercompany Notes Agreement, but excluding amounts paid pursuant to the Fabrene Intercompany Notes Agreement in respect of a Casualty Event or Disposition that give rise to a prepayment pursuant to paragraphs (a) or (c) above) of any payment or prepayment of principal in respect of the Fabrene Acquisition Intercompany Note, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to the amount of such payment or prepayment, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (i) below.

          (e) EQUITY ISSUANCE. Upon any Equity Issuance, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and/or the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to 50% of the Net Available Proceeds thereof, if any, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in paragraph (i) below.

          (f) EXCESS CASH FLOW. Not later than the earlier of (x) the date 30 days after the delivery to the Administrative Agent of financial statements for any fiscal year (commencing with the fiscal year ending January 3, 2004) pursuant to Section 9.01(c) hereof and (y) the date 120 days after the end of such fiscal year, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), in an aggregate amount equal to the excess of (A) 100% of Excess Cash Flow for such fiscal year OVER (B) the aggregate amount of prepayments of Term Loans, and deposits into the Term Letter of Credit Collateral Account, made during such fiscal year pursuant to Section 2.09 hereof, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (i) below.

          (g) EFFECTIVE DATE EXCESS CASH PREPAYMENT. On the Effective Date, to the extent the aggregate amount of cash, cash equivalents and marketable securities held by the Borrower and its Restricted Subsidiaries (after giving effect to (i) professional fees relating to the Chapter 11 Cases, (ii) the payment to GOF provided for in Section 7.01(r) hereof, (iii) the Net

                                CREDIT AGREEMENT

Cash Proceeds received in connection with the Chicopee Warehouse Sale as provided in paragraph (h) and (iv) the prepayment provided for in Section 7.01(l) hereof) is greater than U.S. $35,000,000, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), in an aggregate amount equal to such excess; PROVIDED that such payment and/or reduction (x) shall be in an amount at least equal to U.S. $5,000,000 and (y) shall be effected in each case in the manner and to the extent specified in paragraph (i) below.

          (h) CHICOPEE WAREHOUSE SALE. On the Effective Date, the Borrower shall prepay the Loans (and/or provide cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), in an aggregate amount equal to 100% of the Net Cash Proceeds received in connection with the Chicopee Warehouse Sale, such prepayment to be effected in the manner and to the extent specified in paragraph (i) below.

          (i) APPLICATION. Prepayments and reductions of Loans and Revolving Credit Commitments, and provision of cover for Letter of Credit Liabilities, described in the above paragraphs of this Section 2.10 shall be effected as follows:

          FIRST, in the event the Borrower does not at the time of such prepayment deliver to the Administrative Agent a certificate of a senior financial officer to the effect that no Event of Default has occurred and is continuing (PROVIDED that if such certificate is so delivered, this clause FIRST shall be inapplicable), to the repayment of the Revolving Credit Loans (and to the provision of cover for the Revolving Letters of Credit as provided in Section 2.03(c)(vi) hereof), if any, and a corresponding permanent reduction of the Revolving Credit Commitments,

          SECOND, ratably to the Term Loans and the Term Letters of Credit, with the portion of such prepayments allocable to the Term Letters of Credit being effected through deposit of funds into the Term Letter of Credit Collateral Account as contemplated in Section 2.03(b)(v) hereof and,

          THIRD, to the repayment of the Revolving Credit Loans (and to the provision of cover for the Revolving Letters of Credit as provided in
     Section 2.03(c)(vi) hereof), if any, and (except for prepayments from Excess Cash Flow) a corresponding permanent reduction of the Revolving Credit Commitments.

Each such prepayment of the Term Loans, and deposit of funds into the Term Letter of Credit Collateral Account, shall be applied to the payments and deposits required to be made under Section 3.01(b) hereof in inverse order of maturity and may not be reborrowed, PROVIDED that, (x) in the case of paragraph
(c) above, the portion, if any, of the Net Available Proceeds received from any Disposition of a business or line of business in excess of 5.50 times the EBITDA attributable to such business or line may, at the option of the Borrower, be applied to such required payments and deposits in direct order of maturity (except that no more than an aggregate of U.S. $50,000,000 from all such Dispositions may be applied in such direct order) and (y) in the case of paragraphs (g) and (h) above, the first U.S. $15,000,000 of prepayments

                                CREDIT AGREEMENT
under such paragraphs (taken together) shall be applied to such required payments and deposits in direct order of maturity.

          (j) CHANGE OF CONTROL. In the event that any "Change of Control" or similar event shall occur under the New Senior Subordinated Notes, Junior Subordinated Convertible Notes Indenture or any Future Refinancing Debt Documents and, as a result thereof, the Borrower shall be required to prepay or to offer to repurchase any portion of the New Senior Subordinated Notes, Junior Subordinated Convertible Notes or Future Refinancing Debt, then, prior to making any such prepayment or offer, the Borrower shall prepay the Loans in full (and/or provide full cover for Letter of Credit Liabilities as specified in Sections 2.03(b)(v) and 2.03(c)(vi) hereof), and the Revolving Credit Commitments shall be automatically reduced to zero.

          (k) EXCESS CASH. In the event that at any time the aggregate amount of cash and cash equivalents (excluding amounts on deposit in the Term Letter of Credit Collateral Account and amounts, up to but not exceeding EURO 6,800,000 pledged by PGI Nonwovens B.V. to support borrowings made by Vateks Tekstil Sanayi ve Ticaret A.S. as contemplated by Section 9.06(k) hereof) held by the Borrower and its Restricted Subsidiaries in the United States of America shall exceed U.S. $30,000,000, or the aggregate amount of cash and cash equivalents (subject to such exclusions) held by the Borrower and all of its Restricted Subsidiaries throughout the world shall exceed U.S. $45,000,000 (or the equivalent thereof in foreign currencies), then, to the extent of such excess in either of such events, the Borrower shall immediately prepay (without reduction of Revolving Credit Commitments) Revolving Credit Loans, if any, in an amount at least equal to such excess, PROVIDED that (i) no prepayment shall be required hereunder unless the amount thereof shall be at least equal to U.S. $100,000 and
(ii) the provisions of this paragraph (k) shall be inapplicable after the Administrative Agent shall have commenced the exercise of remedies under the Security Documents with respect to collateral security.

          (l) REVOLVING CREDIT EXPOSURE EXCEEDING COMMITMENTS. The Revolving Credit Loans shall be prepaid, and cover shall be provided for Revolving Letters of Credit as provided in Section 2.03(c)(vi), to the extent that the sum of the aggregate principal amount of the Revolving Credit Loans, and the aggregate amount of the Revolving Letter of Credit Liabilities, shall at any time exceed the aggregate amount of the Revolving Credit Commitments after giving effect to any reduction of Revolving Credit Commitments hereunder.

          Section 3. PAYMENTS OF PRINCIPAL AND INTEREST.

          3.01 REPAYMENT OF LOANS.

          (a) REVOLVING CREDIT LOANS. The Borrower hereby promises to pay to the Administrative Agent in U.S. Dollars for account of each Revolving Credit Lender the entire outstanding principal amount of the Revolving Credit Loans made by such Lender to the Borrower, and each such Revolving Credit Loan shall mature on the Revolving Credit Termination Date.

                                CREDIT AGREEMENT

          (b) TERM LOANS AND TERM LETTER OF CREDIT LIABILITIES. The Borrower hereby promises to pay to the Administrative Agent in U.S. Dollars for application to the payment of the Term Loans, and provide cover for Term Letter of Credit Liabilities as specified in Sections 2.03(b)(v) hereof, the following aggregate amounts on the following Principal Payment Dates:

          Principal Payment Date      Amount of Payment
          ----------------------      -----------------
            December 31, 2003         U.S. $15,000,000

            June 30, 2004             U.S. $15,000,000
            December 31, 2004         U.S. $15,000,000

            June 30, 2005             U.S. $15,000,000
            December 31, 2005         U.S. $15,000,000

            June 30, 2006             U.S. $15,000,000
            December 31, 2006         Remaining Balance

          (c) GOF LETTER OF CREDIT. The payment of the installments under paragraph (b) above due on December 31, 2003, June 30, 2004 and December 31, 2004 (herein, the "COVERED INSTALLMENTS") are to be supported by the issuance on the Effective Date to the Administrative Agent of the GOF Letter of Credit. Accordingly, in the event that for any reason the Borrower does not pay any of the Covered Installments when due, or in the event the principal of and interest on the Term Loans and the Term Letter of Credit Liabilities shall be declared, or shall become, due and payable pursuant to Section 10 hereof, the Administrative Agent shall make a drawing under the GOF Letter of Credit up to the full aggregate undrawn face amount thereof and apply the proceeds of such drawing to the payment of principal on the Term Loans, and the deposit of funds into the Term Letter of Credit Collateral Account, ratably in accordance with the respective outstanding principal amounts of Term Loans and Uncovered Term Letter of Credit Liabilities at the time; PROVIDED that in the event that an acceleration of principal of and interest on the Loans has occurred pursuant to
Section 10 hereof, the Administrative Agent shall only be entitled to draw under the GOF Letter of Credit up to the amount of the Covered Installments and then only to the extent that the Covered Installments have not been previously paid. Furthermore, in the event that (x) the aggregate unpaid amount of the Covered Installments are at any time less than the face amount of the GOF Letter of Credit, the Administrative Agent shall consent to the reduction of the face amount of the GOF Letter of Credit equal to the amount of the remaining unpaid Covered Installments within 5 Business Days of a request therefor by GOF and (y) all Covered Installments are paid in full through regular payment (or pursuant to one or more prepayments under Section 2.10 hereof), then the Administrative Agent shall surrender the GOF Letter of Credit for cancellation to the issuer of the GOF Letter of Credit within 5 Business Days of a request therefor by GOF.

          3.02 INTEREST. The Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan held by such

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

Lender for the period from and including the Effective Date to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate as in effect from time to time PLUS the Applicable Margin for such Loan and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period PLUS the Applicable Margin for such Loan.

Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender to the Borrower, on any Reimbursement Obligation of the Borrower held by such Lender and (to the fullest extent permitted under applicable law) on any other amount payable by the Borrower hereunder or under the Notes held by such Lender, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower.

          3.03 SENIOR LEVERAGE RATIO FEE. The Borrower shall pay to the Administrative Agent for account of each Term Loan Lender and Term Letter of Credit Lender a fee (the "SENIOR LEVERAGE RATIO FEE"), at any time that the Senior Leverage Ratio is greater than 5.00 to 1, which fee shall be equal to 1.00% per annum of the aggregate outstanding principal amount of such Lender's Term Loans and Term Letter of Credit Liabilities, in each case payable in arrears (i) in the case of any portion of the principal of the Term Loans, on the dates upon which interest in respect of such portion of such principal is payable hereunder pursuant to Section 3.02 hereof and (ii) in the case of any Term Letters of Credit, on the dates on which Term Letter of Credit fees are payable pursuant to Section 2.03(a)(v) hereof.

          3.04 LIMITATION ON AMOUNTS PAYABLE. Anything in this Agreement to the contrary notwithstanding, in no event shall the sum of (a) amounts payable pursuant to Section 3.02 hereof in respect of Term Loans or Term Letters of Credit PLUS (b) the Senior Leverage Ratio Fee exceed 12.0% per annum.

                                CREDIT AGREEMENT

          Section 4. PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

          4.01 PAYMENTS.

          (a) MANNER OF PAYMENTS. Except to the extent otherwise provided herein, all payments of principal, interest, Reimbursement Obligations and other amounts to be made by the Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Obligors under any other Loan Document, shall be made in U.S. Dollars, in each case in immediately available funds, without deduction, set-off or counterclaim, to the Principal Office, not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day and interest shall be payable in respect of any principal so extended for the period of such extension).

          (b) AUTHORIZATION TO DEBIT ACCOUNTS. Any Lender for whose account any such payment by the Borrower is to be made may (but shall not be obligated to) debit the amount of any such payment that is not made by the time referred to in paragraph (a) above to any ordinary deposit account of the Borrower with such Lender (with prompt notice to the Borrower and the Administrative Agent).

          (c) APPLICATION OF PAYMENTS. The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Lender, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans, Reimbursement Obligations or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section
4.02 hereof, may determine to be appropriate).

          (d) PAYMENTS TO LENDERS. Each payment received by the Administrative Agent under this Agreement or any Note for account of any Lender shall be paid by the Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

          (e) NON-BUSINESS DAYS. If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          (f) TERM LETTER OF CREDIT LIABILITIES. Each payment required to be made by the Borrower hereunder in respect of any Term Letter of Credit Liability shall be effected by payment by the Borrower to the Administrative Agent of immediately available funds in an amount equal to such required payment with a direction to the Administrative Agent to deposit such funds into the Term Letter of Credit Collateral Account.

                                CREDIT AGREEMENT

          4.02 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each borrowing of Revolving Credit Loans from the Revolving Credit Lenders under Section 2.01(a) hereof shall be made from the Revolving Credit Lenders, each payment of commitment fees under Section 2.05 hereof in respect of the Revolving Credit Commitments shall be made for account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.04 hereof shall be applied to the respective Revolving Credit Commitments of the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.03 hereof) shall be made pro rata among the relevant Lenders according to the amounts of their respective Revolving Credit Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Eurodollar Loan, as applicable, shall be coterminous; (c) each payment or prepayment of principal of Loans of a particular Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans of such Class held by them; and (d) each payment of interest on Loans of a particular Class by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

          4.03 COMPUTATIONS. Interest on Eurodollar Loans and Reimbursement Obligations and commitment fees and letter of credit fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest on Base Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

          4.04 MINIMUM AMOUNTS. Except for Conversions made pursuant to Section
5.03 hereof, each borrowing or Conversion of (i) Base Rate Loans shall be in an aggregate amount at least equal to U.S. $500,000 or in multiples of U.S. $100,000 in excess thereof, and (ii) Eurodollar Loans shall be in an aggregate amount at least equal to U.S. $1,000,000 or in multiples of U.S. $500,000 in excess thereof; borrowings or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings and Conversions for purposes of the foregoing, one for each Type or Interest Period.

          Except for mandatory prepayments made pursuant to Section 2.10 hereof, each partial prepayment of principal of Loans shall be in an aggregate amount at least equal to U.S. $500,000 or in multiples of U.S. $500,000 in excess thereof (prepayments of Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate prepayments for purposes of the foregoing, one for each Type or Interest Period).

          4.05 CERTAIN NOTICES. Notices by the Borrower to the Administrative Agent of terminations or reductions of the Revolving Credit Commitments, of borrowings, Conversions,

                                CREDIT AGREEMENT

Continuations and optional and mandatory prepayments of Loans and of Classes of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable (except that notices of a mandatory prepayment pursuant to Section
2.10 hereof may be revoked if the respective event giving rise to such prepayment does not occur, subject, however, to the obligation of the Borrower to compensate the Lenders for any loss, cost or expense incurred in connection with such revoked notice pursuant to Section 5.04 hereof) and shall be effective only if received by the Administrative Agent not later than 12:00 noon New York time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                                           Number of
                                                            Business
        Notice                                             Days Prior
        ------                                             ----------
     Termination or reduction
       of Revolving Credit Commitments                          3

     Borrowings of, or
       Conversions into,
       Base Rate Loans                                       same day

     Borrowings of, Conversions
       into, Continuations
       as, or duration of Interest
       Period for, Eurodollar Loans                              3

     Optional Prepayments of Loans                               3

     Mandatory Prepayments of Loans                              1

Each such notice of termination or reduction shall specify the amount of the Revolving Credit Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Class of Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 4.04 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Administrative Agent shall promptly notify the relevant Lenders of the contents of each such notice. In the event that the Borrower fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.05, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan, or (if outstanding as a Base Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

                                CREDIT AGREEMENT

          4.06 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (the "PAYOR") prior to the date on which the Payor is to make payment to the Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender, or a participation in a Letter of Credit drawing acquired by such Lender hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "ADVANCE DATE") such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient(s) shall fail promptly to make such payment, the Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid, PROVIDED that if neither the recipient(s) nor the Payor shall return the Required Payment to the Administrative Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

          (i) if the Required Payment shall represent a payment to be made by the Borrower to the Lenders, the Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (without duplication of the obligation of the Borrower under Section 3.02 hereof to pay interest on the Required Payment at the Post-Default Rate), it being understood that the return by the recipient(s) of the Required Payment to the Administrative Agent shall not limit such obligation of the Borrower under said Section 3.02 to pay interest at the Post-Default Rate in respect of the Required Payment and

          (ii) if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to the Borrower, the Payor and the Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to Section 3.02 hereof, it being understood that the return by the Borrower of the Required Payment to the Administrative Agent shall not limit any claim the Borrower may have against the Payor in respect of such Required Payment.

          4.07 SHARING OF PAYMENTS, ETC.

          (a) RIGHT OF OFFSET. The Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances held by it for account of the Borrower at any of its offices, in U.S. Dollars or in any other currency, against any principal of

                                CREDIT AGREEMENT
or interest on any of the Loans, Reimbursement Obligations or other amounts payable by the Borrower to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof.

          (b) SHARING OF PAYMENTS. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan of any Class or Letter of Credit Liability owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans of such Class or Letter of Credit Liabilities or such other amounts then due hereunder or thereunder by the Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class of the Borrower or Letter of Credit Liabilities or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans of such Class of the Borrower or Letter of Credit Liabilities or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise, together with interest, if any, required to be paid by the Lender returning such funds) if such payment is rescinded or must otherwise be restored.

          (c) PARTICIPANT OFFSET RIGHTS. The Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) MANNER OF EXERCISE BY LENDERS. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.07 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.07 to share in the benefits of any recovery on such secured claim.

                                CREDIT AGREEMENT

          Section 5. YIELD PROTECTION, ETC.

          5.01 ADDITIONAL COSTS.

          (a) ADDITIONAL COSTS GENERALLY. The Borrower shall pay to the Administrative Agent (to the fullest extent permitted by applicable law) for the account of each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any Eurodollar Loans to the Borrower or its obligation to make any Eurodollar Loans to the Borrower hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any Regulatory Change that:

          (i) shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Notes or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

          (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitment of such Lender (including, without limitation, the Revolving Credit Commitments hereunder); or

          (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or the Revolving Credit Commitments.

If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.03 hereof shall be applicable), PROVIDED that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) CAPITAL ADEQUACY. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower (to the extent allocable to it) shall pay to the Administrative Agent for the account of each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending

                                CREDIT AGREEMENT

Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 208, Appendix A; 12 C.F.R. Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 C.F.R.
Part 3, Appendix A)), of capital in respect of its Revolving Credit Commitment (if any) or its Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).

          For purposes of this Section 5.01(b) and Section 5.05 hereof, "BASEL ACCORD" shall mean the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

          (c) NOTIFICATION BY LENDERS. Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under paragraph (a) or (b) of this Section 5.01 as promptly as practicable, but in any event within 45 days, after such Lender obtains actual knowledge thereof; PROVIDED that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 5.01. Determinations and allocations by any Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 5.01, or of the effect of capital maintained pursuant to paragraph (b) of this Section 5.01, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive, PROVIDED that such determinations and allocations are made on a reasonable basis.

                                CREDIT AGREEMENT

          5.02 LIMITATION ON EURODOLLAR LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Base Rate for any Eurodollar Loans for any Interest Period:

          (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in paragraph (b) of the definition of "Eurodollar Base Rate" in
     Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

          (b) if the related Loans are Revolving Credit Loans, the Majority Revolving Credit Lenders determine or, if the related Loans are Term Loans, the Majority Term Loan Lenders determine (in each case, which determination shall be conclusive), and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to adequately cover the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.09 hereof.

          5.03 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to make Eurodollar Loans or to Continue, or to Convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Section 5.01 hereof, such Lender's Eurodollar Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.01 hereof that gave rise to such Conversion no longer exist:

          (a) to the extent that such Lender's Eurodollar Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

          (b) all Loans that would otherwise be made or Continued by such Lender as Eurodollar Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into Eurodollar Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Borrower with a copy to the Administrative Agent that the circumstances specified in Section 5.01 hereof that gave rise to the Conversion of such Lender's Eurodollar Loans pursuant to this Section 5.03 no longer exist (which such Lender agrees to do

                                CREDIT AGREEMENT
promptly upon such circumstances ceasing to exist) at a time when Eurodollar Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Credit Commitments.

          5.04 COMPENSATION. The Borrower shall pay to the Administrative Agent for account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan, as applicable, made by such Lender to the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

          (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in
     Section 7 hereof to be satisfied) to borrow a Eurodollar Loan, as applicable, from such Lender on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein OVER (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for U.S. Dollar deposits of leading banks.

          5.05 ADDITIONAL COSTS IN RESPECT OF LETTERS OF CREDIT. Without limiting the obligations of the Borrower under Section 5.01 hereof (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel Accord there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit hereunder and the result shall be to increase the cost to any Lender or Lenders of maintaining any Letter of Credit (or its obligation to purchase participations in any Letter of Credit), or reduce any amount receivable by any Lender hereunder in respect of any Letter of Credit (which increases in cost, or reductions in amount receivable, shall be the result of such Lender's or Lenders' reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by such Lender or

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Lenders (through the Administrative Agent), the Borrower shall pay immediately to the Administrative Agent for account of such Lender or Lenders, from time to time as specified by such Lender or Lenders (through the Administrative Agent), such additional amounts as shall be sufficient to compensate such Lender or Lenders (through the Administrative Agent) for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by any such Lender or Lenders, submitted by such Lender or Lenders to the Borrower shall be conclusive in the absence of manifest error as to the amount thereof.

          5.06 TAXES.

          (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, PROVIDED that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.06) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) PAYMENT OF OTHER TAXES BY THE BORROWER. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) INDEMNIFICATION BY THE BORROWER. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.06) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

          (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) FOREIGN LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located,

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                                     - 57 -

or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

          (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, a Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.06, it shall pay an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.06 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), PROVIDED that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agrees to repay the amount paid over to the Borrower (PLUS any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Lender in the event the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

          Section 6. GUARANTEE.

          6.01 THE GUARANTEE. Each Guarantor hereby jointly and severally guarantees to each Lender (and its affiliates, as the case may be), the Administrative Agent and their respective successors and assigns the Guaranteed Obligations. Each Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations in respect of which such Guarantor is obligated, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

          6.02 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantors under Section 6.01 hereof are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 6.02 that the obligations of the

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Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute and unconditional as described above:

          (i) at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

          (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

          6.03 REINSTATEMENT. The obligations of the Guarantors under this
Section 6 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

          6.04 SUBROGATION. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy
Code) or otherwise by reason of any payment by it pursuant to the provisions of this Section 6 and further agrees with the Borrower for the benefit

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                                     - 59 -

of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by such Guarantor shall constitute a contribution of capital by such Guarantor to the Borrower (or an investment in the equity capital of the Borrower by such Guarantor).

          6.05 REMEDIES. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 10 hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 10) for purposes of Section 6.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 6.01.

          6.06 INSTRUMENT FOR THE PAYMENT OF MONEY. Each Guarantor hereby acknowledges that the guarantee in this Section 6 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

          6.07 CONTINUING GUARANTEE. The guarantee in this Section 6 is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until such time as all Guaranteed Obligations (including, without limitation, all Letter of Credit Liabilities) shall have been paid in full and the Revolving Credit Commitments terminated.

          6.08 CONTRIBUTION AMONG CERTAIN GUARANTORS. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the Properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 6.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 6 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

          For purposes of this Section 6.08, (i) "EXCESS FUNDING GUARANTOR" shall mean, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "EXCESS PAYMENT" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "PRO RATA SHARE" shall mean, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present

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                                     - 60 -

fair saleable value of all Properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all Properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of all of the Guarantors, all as of the Effective Date. If any entity becomes a Guarantor pursuant to Section 9.16(b) hereof (and thus a Guarantor hereunder) subsequent to the Effective Date, then for purposes of this Section 6.08 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Effective Date and the aggregate present fair saleable value of the Properties, and the amount of the debts and liabilities, of such Guarantor as of the Effective Date shall be deemed to be equal to such value and amount on the date such Guarantor becomes a Guarantor hereunder.

          6.09 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law (including the law of any foreign jurisdiction) affecting the rights of creditors generally, if the obligations of any Guarantor under Section 6.01 hereof would otherwise, taking into account the provisions of Section 6.08 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 6.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          Section 7. CONDITIONS PRECEDENT.

          7.01 INITIAL EXTENSION OF CREDIT. The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement to be effected hereby), and the obligation of any Revolving Credit Lender to make any Revolving Credit Loan or issue a Revolving Letter of Credit hereunder, is subject to (i) the condition that such effectiveness shall have occurred on or before March 14, 2003, and (ii) the receipt by the Administrative Agent of the following documents, each of which shall be satisfactory to the Administrative Agent (and, to the extent specified below, to the Lenders specified below) in form and substance:

          (a) CREDIT AGREEMENT. This Third Amended, Restated and Consolidated Credit Agreement and related documentation as contemplated hereby, each duly executed and delivered by the Obligors, the Revolving Credit Lenders and the Administrative Agent (it being understood that, pursuant to the Supplemental Order Confirming the Joint Second Amended Modified Plan of Reorganization issued by the Bankruptcy Court on January 16, 2003, each of the Term Loan Lenders and Term Letter of Credit Lenders shall be deemed to have agreed to the provisions of this Agreement as if such Lenders were signatories hereto).

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                                     - 61 -

          (b) CORPORATE DOCUMENTS. Certified copies of the charter and by-laws (or equivalent documents) of each Group Member and of all corporate authority for each Group Member (including, without limitation, board of director resolutions and evidence of the incumbency of officers) with respect to the execution, delivery and performance of such Basic Documents to which such Group Member is or is intended to be a party and each other document to be delivered by such Group Member from time to time in connection herewith and the extensions of credit hereunder (and the Administrative Agent and each Lender may conclusively rely on such certificate until it receives notice in writing from such Group Member).

          (c) OFFICER'S CERTIFICATE. A certificate of a senior financial officer of the Borrower, dated the Effective Date, to the effect set forth in paragraphs (a) and (b) of the first sentence of Section 7.03 hereof.

          (d) OPINIONS OF COUNSEL TO THE GROUP MEMBERS. Opinions, dated the Effective Date, of (i) Kirkland & Ellis, special New York counsel to the Group Members, in substantially the form of Exhibit H hereto and (ii) special Canadian, German and Mexican counsel covering such matters with respect to the Canadian, German and Mexican Security Documents, respectively, and the other Basic Documents being executed and delivered by the respective Group Members in such countries, and in each case covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver each such opinion to the Lenders and to the Administrative Agent).

          (e) OPINIONS OF LOCAL COUNSEL. Opinions, dated the Effective Date, of special local counsel in the respective states in which the properties covered by the Mortgages are located covering such matters with respect to such Mortgages and covering such other matters as the Administrative Agent or any Lender may reasonably request.

          (f) OPINION OF SPECIAL NEW YORK COUNSEL TO JPMCB. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy, special New York counsel to JPMCB, substantially in the form of Exhibit I hereto (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

          (g) NOTES. To the extent requested by any Lender pursuant to Section 2.08(d) hereof, Notes, duly completed and executed, with respect to the Loans held or to be made by such Lender hereunder.

          (h) SECURITY AGREEMENT; COLLATERAL ACCOUNT. The Security Agreement, duly executed and delivered by each Securing Party referred to therein and the Administrative Agent. In addition, (i) each such Securing Party shall have taken such other action (including, without limitation, delivering to the Administrative Agent instruments and other documents in connection with foreign patents and trademarks and certificates representing all shares of stock pledged by the Obligors hereunder, together with undated stock powers or other instruments of assignment, in each case to the extent not heretofore

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     delivered to the Administrative Agent) as the Administrative Agent shall have requested in order to perfect the security interests created pursuant to the Security Agreement and (ii) the Collateral Account contemplated by
     Section 4.01 of the Security Agreement, the Term Letter of Credit Collateral Account contemplated by Section 4.03 of the Security Agreement and the Intercompany Notes Account contemplated by Section 4.02 of the Security Agreement shall each have been established and there shall have been executed and delivered to the Administrative Agent such lock-box or similar agreements (and there shall have been taken such other action, including establishment of accounts in the name of the Administrative Agent, in connection therewith) with respect to Accounts (as such term is defined in the Security Agreement) as contemplated by Section 4.04 of the Security Agreement and Section 4.01(f) hereof.

          (i) MORTGAGES AND TITLE INSURANCE. The following documents each of which shall be executed (and, where appropriate, acknowledged) by Persons satisfactory to the Administrative Agent:

               (i) with respect to each Mortgage, an instrument of Modification and Confirmation pursuant to which such Mortgage shall have been amended in form and substance satisfactory to the Administrative Agent to spread the Lien thereof to secure the obligations under this Agreement, and to reflect that the Revolving Credit Loans and Revolving Letter of Credit Liabilities are entitled to priority as contemplated in Section 2.01(d) hereof, in each case duly executed, acknowledged and delivered by the respective parties thereto, in recordable form (in such number of copies as the Administrative Agent shall have requested);

               (ii) mortgagee down-date continuation reports for, and modification/date-down endorsements to, existing title policies issued pursuant to the Existing Credit Agreement (or any predecessor Credit Agreement), subject only to such exceptions as shall be satisfactory to the Administrative Agent;

               (iii) for filing in the appropriate county land offices, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed; and

               (iv) such other documents as may be reasonably requested by the title companies to record the instruments of Modification and Confirmation and to issue the modification/date-down endorsements.

     In addition, the respective Mortgagors shall have paid to the title companies all expenses of such title companies in connection with the issuance of the down-date continuation reports and modification date-down endorsements and the recording of the instruments of Modification and Confirmation and in addition shall have paid to such title companies an amount equal to the recording and stamp taxes payable in connection with recording the respective instruments of Modification and Confirmation in the appropriate county land offices.

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                                     - 63 -

          (j) CONFIRMATION OF FOREIGN SECURITY DOCUMENTS. With respect to each Foreign Security Document and Lien on any Property located in Germany, Canada, Mexico or any other country other than the United States of America, confirmations in form and substance satisfactory to the Administrative Agent of the Liens created thereunder, together with such amendments thereto as shall be necessary to reflect the amendment and restatement of the Existing Credit Agreement contemplated hereby, including to provide that the Revolving Credit Loans and Revolving Letter of Credit Liabilities are entitled to priority as contemplated in Section 2.01(d) hereof, in each case duly executed, acknowledged and delivered by the respective parties thereto, in recordable form (in such number of copies as the Administrative Agent shall have requested);

          (k) INSURANCE. Certificates of insurance evidencing the existence of all insurance required to be maintained by the Obligors and their Subsidiaries pursuant to Section 9.04 hereof and the designation of the Administrative Agent as the loss payee thereunder to the extent required by said Section 9.04 in respect of all insurance covering tangible Property, such certificates to be in such form and contain such information as is specified in said Section 9.04. In addition, the Obligors shall have delivered (i) a certificate of the chief financial officer of the Borrower setting forth the insurance obtained by it in accordance with the requirements of Section 9.04 hereof and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid and (ii) a written report, dated reasonably near the Effective Date, of Aon Risk Services, or any other firm of independent insurance brokers of nationally recognized standing, as to such insurance and stating that, in their opinion, such insurance adequately protects the interests of the Administrative Agent and the Lenders, is in compliance with the provisions of said Section 9.04, and is comparable in all respects with insurance carried by responsible owners and operators of Properties similar to those covered by the Mortgages.

          (l) PREPAYMENT OF EXISTING LOANS AND LETTERS OF CREDIT. Evidence that
     (i) the Borrower shall have received U.S. $50,000,000 in Net Cash Proceeds from the issuance of Junior Subordinated Convertible Notes in like principal amount, which Junior Subordinated Convertible Notes shall contain terms and conditions, and be issued pursuant to agreements, consistent with the Reorganization Plan and otherwise satisfactory to the Administrative Agent and (ii) such Net Cash Proceeds, together with the Net Cash Proceeds received in connection with the Chicopee Warehouse Sale, shall have been applied to the prepayment of the Term Loans, and the provision of cover for Term Letter of Credit Liabilities as specified in Section 2.03(b)(v) hereof, outstanding under the Existing Credit Agreement, allocated to the prepayment of such Term Loans and the provision of such cover ratably in accordance with the respective outstanding amounts of such Term Loans and Term Letter of Credit Liabilities.

          (m) CONSUMMATION OF REORGANIZATION PLAN. Evidence that (i) the Bankruptcy Court shall have entered orders (the "PLAN ORDERS") confirming the Reorganization Plan and authorizing the Debtors to enter into the Loan Documents, such orders and Reorganization Plan to each be in form and substance satisfactory to the Administrative Agent and the Majority Restructured Lenders, it being understood that in any event the

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     Reorganization Plan shall provide for the conversion of all of the Existing
     Senior Subordinated Notes into equity capital of the Borrower in the respective amounts, and having the respective terms, provided in the Reorganization Plan, (ii) each of the Plan Orders shall be in full force and effect and none of the Plan Orders shall be subject to any appeal or stay, (iii) the Borrower and each of its Subsidiaries party to the Chapter 11 Cases shall have emerged (or be simultaneously emerging) from the Chapter 11 Cases and shall have consummated (or shall be simultaneously consummating) the Reorganization Plan in accordance with the terms thereof and (iv) any Indebtedness incurred by the Borrower or any of its Subsidiaries during the Chapter 11 Cases (including any debtor-in-possession financing) shall have been paid in full and all collateral security therefor released, in each case in a manner satisfactory to the Administrative Agent, it being understood that in no event shall any such indebtedness have been paid with the proceeds of any Revolving Credit Loan hereunder.

          (n) MANAGEMENT RETENTION ARRANGEMENTS. Evidence that arrangements satisfactory to the Majority Restructured Lenders for the retention of key senior management personnel have been made, including execution and delivery of satisfactory employment agreements.

          (o) NO OUTSTANDING REVOLVING CREDIT LOANS. Evidence that, on the Effective Date after giving effect to the consummation of the Reorganization Plan, there are no outstanding Revolving Credit Loans (including any borrowing to pay any debtor-in-possession financing incurred in any case under Chapter 11 of the Bankruptcy Code).

          (p) PROCESS AGENT ACCEPTANCES. A Process Agent Acceptance from each Foreign Obligor, duly executed and delivered by the Process Agent in substantially the form of Exhibit J attached hereto, and process agent acceptances (in respect of Bonlam and Fabrene), duly executed and delivered by process agents in substantially the form attached as Exhibits to the Intercompany Notes Agreements (to the extent not previously delivered pursuant to the Existing Credit Agreement for periods through the date twelve months after the Revolving Credit Termination Date).

          (q) PAYMENT OF FEES. Evidence of the payment to the Administrative Agent of (i) an upfront fee in an amount equal to 2% of the aggregate amount of the Revolving Credit Commitments (which fee shall be shared ratably by the Revolving Credit Lenders), net of any previous payments of such upfront fee paid prior to the Effective Date, (ii) all interest, letter of credit fees and commissions accrued and unpaid under the Existing Credit Agreement to but not including the Effective Date and (iii) all fees, disbursements and other expenses required to be paid (including of counsel and financial advisors for the Lenders) for which invoices have been presented on or before the Effective Date.

          (r) GOF PAYMENTS. Evidence that the aggregate payments to GOF in connection with the Reorganization Plan and the transactions contemplated thereby are less than or equal to U.S. $4,500,000 (constituting a standby purchaser fee of $2,000,000, an arrangement and plan facilitation fee of $2,000,000 and a posting fee of $500,000) and that no other fees to, or reimbursement of, expenses of GOF are payable.

                                CREDIT AGREEMENT

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                                     - 65 -

          (s) CHICOPEE WAREHOUSE SALE AND EFFECTIVE DATE EXCESS CASH PREPAYMENT. Evidence of the payment to the Administrative Agent of amounts due and payable pursuant to Sections 2.10(g) and (h) hereof to the extent that proceeds of such prepayments are received on or before the Effective Date.

          (t) OTHER DOCUMENTS. Such other documents as the Administrative Agent or special New York counsel to JPMCB may reasonably request.

The effectiveness of this Agreement (and the amendment and restatement of the Existing Credit Agreement contemplated hereby), and the obligation of any Lender to make its initial extension of credit hereunder (whether by making a Loan, or issuing a Letter of Credit), is also subject to (i) each order issued in any of the Chapter 11 Cases (other than the Plan Orders, as to which paragraph (m) above shall be applicable), to the extent deemed materially adverse to the Lenders by the Administrative Agent, being satisfactory in form and substance to the Administrative Agent and (ii) the payment by the Borrower of such fees as the Borrower shall have agreed to pay or deliver to any Lender or the Administrative Agent in connection herewith, including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

          7.02 INITIAL REVOLVING EXTENSIONS OF CREDIT. The obligation of the Revolving Credit Lenders to make the initial Revolving Credit Loans hereunder, or to issue the initial Revolving Letter of Credit hereunder, is subject to the condition precedent that all marketable securities not constituting cash and cash equivalents of the Borrower and its Restricted Subsidiaries shall have been liquidated prior to the making of any such Revolving Credit Loans and Revolving Credit Letters of Credit.

          7.03 INITIAL AND SUBSEQUENT EXTENSIONS OF CREDIT. The obligation of the Lenders to make any Revolving Credit Loan or issue any Revolving Letter of Credit, or to extend, renew, modify or supplement any Letter of Credit, is subject to the further conditions precedent that, both immediately prior to the making of such Revolving Credit Loan, the issuance of such Revolving Letter of Credit or the making of such extension, renewal, modification or supplement, and also after giving effect thereto and to the intended use thereof:

          (a) no Default shall have occurred and be continuing; and

          (b) the representations and warranties made by the Obligors in Section 8 hereof, and by each of the Group Members in each of the other Loan Documents to which it is a party, shall be true and complete on and as of the date of the making of such Loan, the issuance of such Letter of Credit, or the making of such extension, renewal, modification or supplement with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                                CREDIT AGREEMENT

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                                     - 66 -

          Each notice of borrowing, or request for the issuance of a Revolving Letter of Credit or any such extension, renewal, modification or supplement by the Borrower hereunder, shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such borrowing, issuance, extension, renewal, modification or supplement, as of the date of such borrowing, issuance, extension, renewal, modification or supplement).

          Section 8. REPRESENTATIONS AND WARRANTIES. Each Obligor hereby represents and warrants to the Lenders that:

          8.01 CORPORATE EXISTENCE. Each Group Member: (a) is a corporation, partnership, limited liability company, or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          8.02 FINANCIAL CONDITION. The Borrower has heretofore furnished to each of the Lenders the following financial statements:

          (a) the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries and the related audited consolidated statements of operations, shareholders' equity (deficit) and cash flows of the Borrower and its consolidated Subsidiaries for the fiscal year ended December 29, 2001, reported on by Ernst & Young LLP;

          (b) the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries and the related unaudited consolidated statements of operations, shareholders' equity (deficit) and cash flows of the Borrower and its consolidated Subsidiaries for the nine-month period ended September 28, 2002; and

          (c) projected pro forma consolidated balance sheets of the Borrower and its consolidated Subsidiaries, and related consolidated statements of shareholders' equity (deficit) as at December 28, 2002, which balance sheets and statements reflect the consummation of the Reorganization Plan as if the same had been consummated on said date.

All such financial statements fairly present the respective actual or projected pro forma financial condition, as applicable, of the Borrower and its consolidated Subsidiaries as at the respective dates, and the respective actual results of operations for the respective periods ended on said respective dates, all in accordance with generally accepted accounting principles and practices applied on a consistent basis; PROVIDED that, as to projections, the Borrower and its consolidated

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                                     - 67 -

Subsidiaries represent only that such projections have been prepared in good faith based on estimates and assumptions believed by the Borrower and its consolidated Subsidiaries to be reasonable as of the date such projections were prepared. None of the Borrower or any of its Subsidiaries has on the date hereof any material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said respective balance sheets as at said respective dates. Except as set forth on Schedule XII hereto, since September 28, 2002, there has been no material adverse change in the financial condition, operation, business or prospects of the Borrower and its consolidated Subsidiaries taken as a whole from that set forth in the respective financial statements as at such date.

          8.03 LITIGATION. Except as set forth in Schedule I hereto, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of any Obligor) threatened against any Group Member which, if adversely determined could reasonably be expected to have a Material Adverse Effect.

          8.04 NO BREACH. None of the execution and delivery of this Agreement and the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the organizational documents of any Group Member, or any applicable law or regulation (including, without limitation, regulations of the central bank of Canada, Germany or Mexico), or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which any Group Member is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of any Group Member pursuant to the terms of any such agreement or instrument.

          8.05 ACTION. Each Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Basic Documents to which it is a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the Notes and the other Basic Documents to which any Obligor is a party when executed and delivered by such Obligor (in the case of the Notes, for value), will constitute, its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          8.06 APPROVALS. No authorizations, approvals (other than the approval of the Bankruptcy Court which has been previously obtained) or consents of (including any exchange control approval), and no filings or registrations with, any governmental or regulatory authority

                                CREDIT AGREEMENT

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                                     - 68 -

or agency, or any securities exchange (including, without limitation, the central bank of Canada, Germany or Mexico), are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which it is a party or for the legality, validity or enforceability hereof or thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

          8.07 USE OF CREDIT. None of the Group Members is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock in violation of the applicable provisions of Regulations U and X.

          8.08 ERISA. Each Plan, and, to the knowledge of each Obligor, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law, and no event or condition has occurred and is continuing as to which any Obligor would be under an obligation to furnish a report to the Lenders under Section 9.01(f) hereof.

          8.09 TAXES. The Group Members (other than their respective Foreign Subsidiaries) are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Borrower is the "common parent" (within the meaning of Section 1504 of the Code) of such group. There is no tax sharing, tax allocation or similar agreement currently in effect providing for the manner in which tax payments owing by the members of such affiliated group (whether in respect of Federal, state or foreign income or other taxes) are allocated among the members of the group. The Group Members have filed (either directly, or indirectly through the Borrower) all United States Federal, and all foreign, income tax returns and all other material tax returns that are required to be filed by them and have paid (either directly, or indirectly through the Borrower) all taxes due pursuant to such returns or pursuant to any assessment received by any Group Member. The charges, accruals and reserves on the books of the Group Members in respect of taxes and other governmental charges are, in the opinion of the Obligors, adequate.

          8.10 INVESTMENT COMPANY ACT. None of the Group Members is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          8.11 PUBLIC UTILITY HOLDING COMPANY ACT. None of the Group Members is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          8.12 MATERIAL AGREEMENTS AND LIENS.

          (a) INDEBTEDNESS. Part A of Schedule II hereto is a complete and correct list, as of the date of this Agreement (and after giving effect to the transactions contemplated to occur on

                                CREDIT AGREEMENT

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                                     - 69 -

the Effective Date), of each credit agreement, loan agreement, indenture, purchase agreement, lease, guarantee, letter of credit or other arrangement (excluding this Agreement) providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Group Member, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S. $100,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of said
Schedule II.

          (b) LIENS. Part B of Schedule II hereto is a complete and correct list, as of the date of this Agreement (and after giving effect to the transactions contemplated to occur on the Effective Date), of each Lien securing Indebtedness of any Person (excluding the Security Documents) the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) U.S. $100,000 and covering any Property of any Group Member, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of said
Schedule II.

          8.13 ENVIRONMENTAL MATTERS. Each Group Member has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each Group Member is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not have a Material Adverse Effect.

          In addition, except as set forth in Schedule III hereto:

          (a) NO PENDING ENVIRONMENTAL MATTERS. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by any Group Member to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of any Group Member or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by any Group Member which alleged failure, generation, treatment, storage, recycling, transportation, discharge or disposal or Release would have a Material Adverse Effect.

          (b) NO TREATMENT FACILITIES OR RELEASES. Except to the extent the same could not reasonably be expected to have a Material Adverse Effect:

                                CREDIT AGREEMENT

               (i) no Group Member owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state or local statute;

               (ii) no polychlorinated biphenyls (PCB's) is or has been present at any site or facility now or previously owned, operated or leased by any Group Member;

               (iii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or previously owned, operated or leased by any Group Member;

               (iv) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or previously owned, operated or leased by any Group Member;

               (v) no Hazardous Materials have been Released at, on or under any site or facility now or previously owned, operated or leased by any Group Member in a reportable quantity established by statute, ordinance, rule, regulation or order; and

               (vi) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or previously owned, operated or leased by any Group Member.

          (c) NO HAZARDOUS MATERIAL TRANSPORTED TO NPL SITES. No Group Member has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. Section 300.5 ("CERCLIS"), or on any similar state, local or foreign list or that is the subject of Federal, state, local or foreign enforcement actions or other investigations that may lead to Environmental Claims against any Group Member, in each case to the extent such Environmental Claims could reasonably be expected to have a Material Adverse Effect.

          (d) NO NOTIFICATIONS OR LISTINGS. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Group Member and no site or facility now or previously owned, operated or leased by any Group Member is listed or proposed for listing on the NPL, CERCLIS or any similar state or foreign list of sites requiring investigation or clean-up.

          (e) NO LIENS OR RESTRICTIONS. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by any Group Member, and none of the Group Members has received any notification (or otherwise has

                                CREDIT AGREEMENT
     any knowledge) of any government action that has been taken or is in process that could subject any such site or facility to such Liens, and no Group Member would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

          (f) FULL DISCLOSURE. There have been no so-called "Phase I" or "Phase II" environmental investigations or other analyses conducted by or that are in the possession of any Group Member in relation to any site or facility now or previously owned, operated or leased by any Group Member which have not been made available to the Lenders.

          8.14 CAPITALIZATION.

          (a) OUTSTANDING EQUITY. The authorized capital stock of the Borrower and each of the Subsidiaries will consist as of the Effective Date, after giving effect to the transactions contemplated to occur on or before the Effective Date, of the aggregate number of shares of common and preferred stock, having the respective par values and series, in each case as listed in Schedule IV hereto. On the Effective Date, after giving effect to the transactions contemplated to occur on or before the Effective Date, the number of shares of common stock and each series of preferred stock of the Borrower and each of its Subsidiaries will be duly and validly issued and outstanding as listed in said
Schedule IV and, in the case of each of such Subsidiaries, will be owned beneficially and of record by the Persons as listed in said Schedule IV.

          (b) OUTSTANDING EQUITY RIGHTS. As of the Effective Date, after giving effect to the transactions contemplated to occur on or before the Effective Date, except as set forth in Schedule V hereto, (i) there will be no outstanding Equity Rights with respect to any Group Member and (ii) there will be no outstanding obligations of any Group Member to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower or any other Group Member nor will there be any outstanding obligations of any Group Member to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Group Member.

          8.15 SUBSIDIARIES AND INVESTMENTS, ETC.

          (a) SUBSIDIARIES. Set forth in Part A of Schedule VI hereto is a complete and correct list of all of the Subsidiaries of the Borrower as of the Effective Date after giving effect to the transactions contemplated to occur on or before the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests and (iv) an indication of whether such Subsidiary is a Restricted Subsidiary. Except as disclosed in Part A of Schedule VI hereto, (x) the Borrower and its Subsidiaries owns, or will own on the Effective Date, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule VI hereto, (y) all of the

                                CREDIT AGREEMENT

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                                     - 72 -

issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) (except as disclosed in Schedule V hereto) there are no outstanding Equity Rights with respect to such Person. As of the Effective Date, except as set forth on
Schedule VI hereto, all the Subsidiaries of the Borrower are Restricted Subsidiaries.

          (b) INVESTMENTS. Set forth in Part B of Schedule VI hereto is a complete and correct list of all Investments (other than Investments disclosed in Part A of said Schedule VI hereto and other than Investments referred to in clause (b) through (i), inclusive, of Section 9.08 hereof) held by any Group Member in any Person on the date hereof, or that will be held on the Effective Date after giving effect to the transactions contemplated to occur on or before the Effective Date, and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule VI hereto, each Group Member owns, or will own, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

          (c) ABSENCE OF CERTAIN RESTRICTIONS. Except as provided for in the Intercompany Notes Agreements, no Group Member is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement of the type described in Section 9.16(e) hereof.

          8.16 TITLE TO ASSETS. Each Group Member on the Effective Date will own and have good and marketable title (subject only to Liens permitted by Section
9.06 hereof) to the material Properties shown to be owned in the most recent financial statements referred to in Section 8.02(c) hereof (other than Properties disposed of in the ordinary course of business or otherwise permitted to be disposed of pursuant to Section 9.05 hereof). Each Group Member on the Effective Date will own (or have available for use under lease, license or other arrangements entered into with any other Person) good and marketable title to, and enjoy on the date hereof, and will enjoy on the Effective Date, peaceful and undisturbed possession of, all Properties (subject only to Liens permitted by Section 9.06 hereof) that are necessary for the operation and conduct of their businesses.

          8.17 TRUE AND COMPLETE DISCLOSURE. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Obligors to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Basic Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole (together with the Reorganization Plan) do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, PROVIDED that, as to projections, the Obligors represent only that such projections have been prepared in good faith based on estimates and assumptions believed by the Obligors to be reasonable as of the date such projections were prepared. All written information furnished after the date hereof by the Obligors to the Administrative Agent and the Lenders in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Obligors that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement,

                                CREDIT AGREEMENT
exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby or thereby.

          8.18 LEGAL FORM. The Foreign Security Documents, and the Intercompany Notes and the Intercompany Notes Agreements, are in proper legal form under the law of any applicable foreign jurisdiction for the enforcement thereof against any Foreign Obligor, and if any such documents or instruments were stated to be governed by such law, they would constitute legal, valid and binding obligations of the respective Group Members party thereto under such law, enforceable in accordance with their respective terms. All formalities required in any such foreign jurisdiction for the validity and enforceability of any Foreign Security Document, and any of the Intercompany Notes or the Intercompany Notes Agreements, in each applicable foreign jurisdiction have been accomplished, and no Foreign Taxes are required to be paid for the validity and enforceability thereof.

          8.19 RANKING. The Foreign Security Documents, and the Intercompany Notes and the Intercompany Notes Agreements, and the obligations evidenced thereby are and will at all times be direct and unconditional general obligations of the Obligors, and rank and will at all times rank in right of payment and otherwise at least PARI PASSU with any unsecured Indebtedness of the respective Group Members party thereto, whether now existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the Property or revenues of the Group Members, except as expressly permitted by Section 9.06 hereof.

          8.20 COMMERCIAL ACTIVITY; ABSENCE OF IMMUNITY. The Group Members party to the Foreign Security Documents, and the Intercompany Notes and the Intercompany Notes Agreements, are subject to civil and commercial law with respect to their obligations under such instruments. The execution, delivery and performance by such Group Members of such instruments constitute private and commercial acts rather than public or governmental acts. None of such Group Members nor any of their Properties or revenues is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of such Group Members under such instruments.

          8.21 REAL PROPERTY. Set forth on Schedule VII attached hereto is a list of all of the real property interests of the Group Members on the Effective Date, after giving effect to the transactions contemplated to occur on or before the Effective Date, indicating in each case whether the respective Property is owned or leased, the identity of the owner or lessee and the location of the respective Property. All such leases necessary for the conduct of the business of the Group Members are valid and subsisting and are in full force and effect, except for such failures to be valid, subsisting and in full force and effect as would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Group Members enjoys peaceful and undisturbed possession under all such leases, and each of the Group Members has complied with all material obligations under all leases to which it is a party, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                                CREDIT AGREEMENT

          8.22 INTERCOMPANY NOTES. On the date hereof, the only "Intercompany Notes" under and as defined in the Existing Credit Agreement that have been executed and delivered by either Bonlam or Fabrene are the Fabrene Acquisition Intercompany Note, the Fabrene Operations Intercompany Note and the Bonlam Intercompany Notes.

          Section 9. COVENANTS OF THE BORROWER. Each Obligor hereby covenants and agrees with the Lenders and the Administrative Agent that, so long as any Revolving Credit Commitment, Loan or Letter of Credit Liability is outstanding and until payment in full of all amounts payable by the Borrower hereunder:

          9.01 FINANCIAL STATEMENTS ETC. The Obligors shall deliver to the Administrative Agent (and the Administrative Agent will promptly forward copies of the same to each Lender):

          (a) as soon as available and in any event within (x) 45 days after the end of each monthly accounting period for the fiscal year of the Borrower ending January 3, 2004 and (y) 30 days after the end of each monthly accounting period of each fiscal year of the Borrower commencing with the fiscal year ending January 1, 2005 (unless such monthly accounting period ends on the end of a fiscal quarter or fiscal year, in which case the provisions of paragraph (b) and (c) below shall apply), consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries and, with respect to statements of income, Operating Divisions) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period (and, separately stated, of the Borrower and its Restricted Subsidiaries and, with respect to statements of income, Operating Divisions), setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (or of the Borrower and its Restricted Subsidiaries and Operating Divisions, as the case may be), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to the absence of footnote disclosures and to normal year-end audit adjustments);

          (b) as soon as available and in any event within (x) 60 days after the end of each quarterly fiscal period for the fiscal year of the Borrower ending January 3, 2004 and (y) 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower commencing with the fiscal year ending January 1, 2005 (unless such quarterly fiscal period ends on the end of a fiscal year, in which case the provisions of paragraph
     (c) below shall apply), consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries and, with respect to statements of income, Operating Divisions) for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of the Borrower and its

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                                     - 75 -

     Subsidiaries as at the end of such period (and, separately stated, of the Borrower and its Restricted Subsidiaries and, with respect to statements of income, Operating Divisions), setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (or of the Borrower and its Restricted Subsidiaries and Operating Divisions, as the case may be), in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to the absence of footnote disclosures and to normal year-end audit adjustments);

          (c) as soon as available and in any event within (x) 120 days after the end of the fiscal year of the Borrower ending January 3, 2004 and (y) 90 days after the end of each fiscal year of the Borrower commencing with the fiscal year ending January 1, 2005, consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries and Operating Divisions) for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries (and, separately stated, of the Borrower and its Restricted Subsidiaries and Operating Divisions) as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries (or of the Borrower and its Restricted Subsidiaries and Operating Divisions, as the case may be) as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default;

          (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which any of the Group Members shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (e) promptly upon the mailing thereof to the holders of any publicly-traded debt or equity securities of any of the Group Members, copies of all financial statements, certificates, reports, proxy statements and other notices or information so mailed;

          (f) as soon as possible, and in any event within ten days after any Obligor knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such Obligor setting forth details respecting such event or condition and the action, if any, that the Obligors and their ERISA Affiliates propose to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

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                                     - 76 -

               (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or
          Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the
          Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

               (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

               (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

               (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
          Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

               (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

               (vi) the adoption of an amendment to any Plan that, pursuant to
          Section 401(a)(29) of the Code or Section 307 of ERISA, would require security to be provided to the Plan in accordance with the provisions of said Sections;

          (g) as soon as available and in any event within 30 days after the beginning of each fiscal year of the Borrower, (i) a projection (setting forth an itemization of the principal assumptions relating thereto) for such fiscal year of the Borrower of the anticipated income statement, cash flow statement and changes in financial position of the Borrower, and the related balance sheets and (ii) promptly after any material change in such projections (either positive or negative) becomes known, notice of such change;

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          (h) promptly after any Obligor has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Obligor has taken or propose to take with respect thereto; and

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of any Group Member (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent (and the Administrative Agent will promptly forward copies of the same to each Lender), at the time it furnishes each set of financial statements pursuant to clause (b) or (c) above, a certificate of a senior financial officer of the Borrower (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto) and
(ii) setting forth in reasonable detail the computations necessary to determine whether the Obligors are in compliance with Sections 9.07 through 9.10 hereof, inclusive, as of the end of the respective quarterly fiscal period or fiscal year.

          The Borrower shall conduct, not less frequently than quarterly (commencing with the first full fiscal quarter following the Effective Date), telephone conference calls or in-person meetings with the Lenders providing updates on the status of the Borrower's Property, business, operations, financial condition, prospects, liabilities and capitalization, PROVIDED that not more than 135 days shall occur between any of such calls or meetings.

          9.02 LITIGATION. The Obligors will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting any Group Member, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Obligors will give to each Lender notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, any Group Member and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          9.03 EXISTENCE, ETC. Each Obligor will, and will cause each of its Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (PROVIDED that nothing in this Section 9.03 shall prohibit any transaction expressly permitted under
     Section 9.05 hereof);

          (b) comply with the requirements of all applicable laws (including, without limitation, all Environmental Laws), rules, regulations and orders of governmental or

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                                     - 78 -

     regulatory authorities if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies in excess of U.S. $250,000 imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP;

          (d) comply with the provisions of any Ancillary Agreement if failure to comply therewith could reasonably be expected to have a Material Adverse Effect;

          (e) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to maintain the same would have a Material Adverse Effect;

          (f) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

          (g) permit representatives of any Lender or the Administrative Agent during normal business hours, to examine, copy and make extracts from its books and records, to visit any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.04 INSURANCE. Each Obligor will, and will cause each of its Subsidiaries to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations, PROVIDED that in any event each Obligor will maintain (with respect to itself and its Restricted Subsidiaries):

          (1) CASUALTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of the Obligors and each of their Restricted Subsidiaries by reason of any Peril (as defined below) in such amounts (subject to the respective deductibles for insurance indicated in Schedule VIII hereto) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (i) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 100% of the actual replacement cost of such assets (including, without limitation, foundation, footings and excavation costs), subject to deductibles as aforesaid and (ii) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

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                                     - 79 -

          (2) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and property damage in respect of all vehicles (whether owned, hired or rented by any Obligor or any of its Restricted Subsidiaries) at any time located at, or used in connection with, its Properties or operations in such amounts as are then customary for vehicles used in connection with similar Properties and businesses, but in any event to the extent required by applicable law.

          (3) COMPREHENSIVE GENERAL LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage occurring on, in or about the Properties (and adjoining streets, sidewalks and waterways) of any Obligor and its Restricted Subsidiaries, in such amounts as are then customary for Property similar in use in the jurisdictions where such Properties are located.

          (4) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance (including, without limitation, employers' liability insurance) to the extent required by applicable law.

          (5) PRODUCT LIABILITY INSURANCE -- insurance against claims for bodily injury, death or Property damage resulting from the use of products sold by any Obligor or any of its Restricted Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of such Obligor and its Restricted Subsidiaries.

          (6) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (up to an aggregate amount equal to U.S. $80,000,000 and subject to a deductible, or self-insured amount, not in excess of U.S. $500,000, other than with respect to wind or earthquake, which may have a higher deductible, or self-insured amount) by reason of any Peril.

          (7) OTHER INSURANCE -- such other insurance, including, without limitation, War-Risk Insurance when and to the extent obtainable from the United States Government, in each case as generally carried by owners of similar Properties in the jurisdictions where such Properties are located, in such amounts and against such risks as are then customary for Property similar in use.

Such insurance shall be written by financially responsible companies selected by the Obligors and having an A. M. Best rating of "A" or better and being in a financial size category of XIV or larger, or by other companies acceptable to the Majority Lenders, and (other than workers' compensation) shall name the Administrative Agent as additional insured, or loss payee, as its interests may appear. Each policy referred to in this Section 9.04 shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of the Obligors or any Person having an interest in any Property covered by the Mortgages nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any

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                                     - 80 -

foreclosure or other proceedings relating to such Property. The Obligors will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

          On or before the Effective Date, the Obligors will deliver to the Administrative Agent certificates of insurance satisfactory to the Administrative Agent evidencing the existence of all insurance required to be maintained by the Obligors hereunder setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage and showing that such insurance will remain in effect through the end of the policy term subject only to the payment of premiums as they become due. Thereafter, upon renewal of the policies, the Obligors will deliver to the Administrative Agent certificates of insurance evidencing that all insurance required to be maintained by the Obligors hereunder will continue in effect through the next twelve months, subject only to the payment of premiums as they become due. The Obligors will not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section 9.04 unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. The Obligors will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          Without limiting the obligations of the Obligors under the foregoing provisions of this Section 9.04, in the event the Obligors shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section 9.04, then the Administrative Agent may, but shall have no obligation so to do, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Majority Lenders shall deem appropriate, and the Obligors shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

          For purposes hereof, the term "PERIL" shall mean, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement then in use in the jurisdictions where the Properties of the Borrower and their Restricted Subsidiaries are located.

          9.05 PROHIBITION OF FUNDAMENTAL CHANGES.

          (a) MERGERS, ETC. No Obligor will, nor will any Obligor permit any of its Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

          (b) DISPOSITIONS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired, including, without limitation, receivables and leasehold interests, but excluding (i) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) the use or lease of certain facilities of Chicopee located in Quebec, Canada and Little Rock, Arkansas, (iii) direct or indirect sales by Bonlam of non-Mexican accounts receivable to Banco de National de Comercio Exterior, S.N.C. pursuant to the Export Sales Program (as

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                                     - 81 -

described in Section 9.07(i) hereof) and (iv) other sales of Property (including sales of obsolete or worn-out Property, tools or equipment no longer used or useful), so long as the aggregate amount thereof sold by the Obligors and their Restricted Subsidiaries during the term of this Agreement shall not exceed U.S. $15,000,000.

          (c) ACQUISITIONS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 9.08 hereof.

          (d) CERTAIN EXCEPTIONS. Notwithstanding the foregoing provisions of this Section 9.05,

          (i) any of the Borrower's Restricted Subsidiaries may merge into the Borrower or any of its Restricted Subsidiaries, so long as in any such merger to which the Borrower is a party, the Borrower shall be the continuing or surviving entity and in any such merger to which a Wholly Owned Subsidiary of the Borrower is a party, a Wholly Owned Subsidiary of the Borrower shall be the continuing or surviving entity; and

          (ii) any of the Borrower's Restricted Subsidiaries may transfer any of its Property to any other Restricted Subsidiary of the Borrower, so long as any such transfer by a Wholly Owned Subsidiary of the Borrower shall be to a Wholly Owned Subsidiary of the Borrower.

          9.06 LIMITATION ON LIENS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a) Liens created pursuant to the Security Documents;

          (b) Liens in existence on the Effective Date (after giving effect to the transactions contemplated to occur on the Effective Date) and listed in Part B of Schedule II hereto;

          (c) Liens on Non-Mexican accounts receivable sold by Bonlam directly (or indirectly through other institutions) to Banco de National de Comercio Exterior, S.N.C. pursuant to its export sales program as described in
     Section 9.07(i) hereof;

          (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of such Obligor or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate

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                                     - 82 -

     proceedings if adequate reserves with respect thereto are maintained on the books of such Obligor or the affected Restricted Subsidiary, as the case may be, in accordance with GAAP, and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Section 10(h) hereof;

          (f) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

          (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Obligors or any of their Restricted Subsidiaries;

          (i) Liens upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by any Obligor or any of its Subsidiaries, each of which Liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (B) was created within 90 days of such acquisition solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; PROVIDED that no such Lien shall extend to or cover any Property of any Obligor or any such Subsidiary other than the Property so acquired and improvements thereon;

          (j) additional Liens (including, without limitation, any extensions, renewals or replacements thereof permitted under the following clause (k)), so long as the aggregate principal amount of Indebtedness secured thereby shall not exceed U.S. $10,000,000 at any one time outstanding;

          (k) pledges by PGI Nonwovens B.V. of cash to support borrowings by Vateks Tekstil Sanayi ve Ticaret A.S. in respect of the Guarantee referred to in Section 9.08(j) hereof; and

          (l) any extension, renewal or replacement of the foregoing, PROVIDED that (A) the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property) and (B) the aggregate amount of the obligations secured by such extension, renewal or replacement does not exceed the amount then being secured by the Lien being extended, renewed or replaced.

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                                     - 83 -

          9.07 INDEBTEDNESS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness to the Lenders hereunder;

          (b) Indebtedness outstanding on the Effective Date (after giving effect to the transactions contemplated to occur on the Effective Date) and listed in Part A of Schedule II hereto, excluding, however, any Indebtedness in respect of the Intercompany Notes (which shall be governed by clause (d) below);

          (c) Indebtedness of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, except for any such Indebtedness of Bonlam or Fabrene as to which clauses (d) and (e) below shall apply;

          (d) Indebtedness (x) of Bonlam and its Subsidiaries under the Bonlam Intercompany Notes Agreement in an aggregate amount of up to U.S. $10,000,000 and (y) of Fabrene and its Subsidiaries under the Fabrene Intercompany Notes Agreement and the Fabrene Intercompany Notes thereunder (PROVIDED that, in respect of the Fabrene Acquisition Intercompany Note the principal amount thereof shall not exceed the Foreign Currency Equivalent in Canadian Dollars of U.S. $17,970,000);

          (e) Indebtedness of Bonlam to the Mexican Finco;

          (f) Indebtedness of the Borrower in respect of the Junior Subordinated Convertible Notes (and of any other Group Member, other than a Group Member that does not Guarantee the obligations of the Borrower hereunder, in respect of a Guarantee of the Junior Subordinated Convertible Notes, so long as any such Guarantee is subordinated to the Guarantee hereunder) issued on the Effective Date in an aggregate principal amount up to but not exceeding U.S. $50,000,000;

          (g) Indebtedness of the Borrower in respect of the New Senior Subordinated Notes (and of any other Group Member, other than a Group Member that does not Guarantee the obligations of the Borrower hereunder, in respect of a Guarantee of the New Senior Subordinated Notes, so long as any such Guarantee is subordinated to the Guarantee hereunder) issued to GOF upon any drawing under the GOF Letter of Credit and to evidence the reimbursement obligations of the Borrower to GOF in respect of such drawing, in an aggregate principal amount up to but not exceeding U.S. $25,000,000;

          (h) unsecured subordinated Indebtedness incurred by the Borrower (and by any other Group Member, other than a Group Member that does not Guarantee the obligations of the Borrower hereunder, in respect of a Guarantee of such unsecured subordinated Indebtedness), so long as (i) the proceeds of such Indebtedness are either applied to the prepayment of the principal of (and accrued interest and redemption premium, if any, on) the New Senior Subordinated Notes or Junior Subordinated Convertible Notes, or the prepayment of Indebtedness hereunder pursuant to Section 2.10(b) hereof, (ii) such Indebtedness is incurred pursuant to instruments and

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                                     - 84 -

     agreements which contain terms (including, without limitation, interest, amortization, covenants and events of default and terms of subordination) which are in each case in form and substance reasonably satisfactory to the Majority Lenders and (iii) after giving effect to such incurrence, no Default or Event of Default shall have occurred and be continuing, and the Borrower shall be in compliance with the provisions of Sections 9.10(a) and 9.10(b) hereof (determined on a pro forma basis as if such additional Indebtedness had been incurred on the first day of the period of four fiscal quarters most recently ended prior to the date of such incurrence for which financial statements of the Borrower are available);

          (i) Indebtedness of Bonlam arising in respect of the sale of non-Mexican accounts receivable by Bonlam directly (or indirectly through other institutions) to Banco de National de Comercio Exterior, S.N.C. pursuant to its export sales program, so long as the aggregate outstanding principal amount thereof shall not exceed U.S. $2,000,000 at any one time;

          (j) Indebtedness of Vateks Tekstil Sanayi ve Ticaret A.S. (and Guarantees thereof by PGI Nonwovens B.V.) in an aggregate amount up to but not exceeding EURO 6,800,000 at any one time outstanding; and

          (k) additional Indebtedness of the Borrower (including Indebtedness secured by Liens permitted under Section 9.06(i) hereof and, to the extent relating to Liens described in Section 9.06(i), under 9.06(j) hereof) so long as the aggregate principal amount thereof does not exceed U.S. $5,000,000 at any one time outstanding.( )

          9.08 INVESTMENTS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the Effective Date (after giving effect to the transactions contemplated to occur on the Effective Date) and identified in Schedule VI hereto;

          (b) operating deposit accounts with banks located in any country where operations are conducted by the Borrower and their Subsidiaries;

          (c) Permitted Investments;

          (d) Investments after the Effective Date by any Group Member in any Wholly Owned Restricted Subsidiary (other than in Bonlam, Fabrene or their respective Subsidiaries, as to which clauses (e), (f), (g) and (h) below shall apply) and Investments in any Joint Venture Restricted Subsidiary, PROVIDED that (i) the aggregate amount of such Investments in Joint Venture Restricted Subsidiaries shall not exceed U.S. $10,000,000, (ii) no such Investment shall be made in any Joint Venture Restricted Subsidiary if such Joint Venture Restricted Subsidiary shall at any time have been a Wholly Owned Restricted Subsidiary and (iii) if any Joint Venture Restricted Subsidiary shall at any time

                                CREDIT AGREEMENT
     become a Wholly Owned Restricted Subsidiary, the Investments in such Joint Venture Restricted Subsidiary shall no longer be subject to such U.S. $10,000,000 limit;

          (e) Investments (x) in the case of Fabrene Holdings and PGI Polymer, evidenced by the Fabrene Intercompany Notes and constituting Indebtedness of Fabrene to Fabrene Holdings and PGI Polymer permitted under Section 9.07(d) hereof and (y) in the case of PGI Polymer, evidenced by the Bonlam Intercompany Notes and constituting Indebtedness of Bonlam to PGI Polymer permitted under Section 9.07(d) hereof, so long as in the case of each of the foregoing clauses (x) and (y) such Intercompany Notes shall have been delivered in pledge to the Administrative Agent pursuant to the Security Agreement;

          (f) Investments (in each case as additional equity capital) by the Borrower in PGI Polymer and by PGI Polymer in Fabrene, from the proceeds of a Debt Issuance permitted to be applied to the prepayment of the Fabrene Acquisition Intercompany Note pursuant to Section 2.10(b) hereof, so long as each such Investment occurs immediately following receipt by the Borrower of the proceeds of such Debt Issuance and such proceeds are in fact applied to the prepayment of the Fabrene Acquisition Intercompany Note (and to the prepayment of Loans hereunder) as contemplated by Section 2.10(d) hereof;

          (g) Investments by Bonlam in one or more Restricted Subsidiaries of Bonlam;

          (h) Investments by the Mexican Finco in Bonlam consisting of an unsecured receivable, so long as the Mexican Finco shall be a Restricted Subsidiary;

          (i) Hedging Transactions entered into in the ordinary course of business and not for speculative purposes; and

          (j) the Guarantee of Indebtedness of Vateks Tekstil Sanayi ve Ticaret A.S. by PGI Nonwovens B.V. referred to in Section 9.07(j) hereof.

The aggregate amount of an Investment at any one time outstanding for purposes of clause (d) above, shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of Property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment MINUS (B) the aggregate amount of dividends, distributions or other payments received in cash in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment.

          9.09 RESTRICTED PAYMENTS. No Obligor will, nor will it permit any of its Restricted Subsidiaries to, make any Restricted Payments at any time during any fiscal year. Notwithstanding the foregoing, the Borrower may make (x) cash payments to officers and employees in respect of shares of stock (or options therefor) granted to such officers and employees upon the termination of employment of such officer or employee (so long as the aggregate amount thereof paid in any single fiscal year shall not exceed U.S. $750,000) and (y) payments of dividends in respect of its Class C common stock in an aggregate amount up to but not exceeding U.S. $1,000,000 during any single fiscal year.

                                CREDIT AGREEMENT

          Without limiting the generality of the foregoing, the Borrower will not, nor will it permit any of its Subsidiaries to, pay any monies to any trustee or paying agent in respect of any Subordinated Indebtedness to be applied to the payment of interest on such Subordinated Indebtedness in advance of the date upon which such interest is due and payable in respect of such Subordinated Indebtedness.

          9.10 CERTAIN FINANCIAL COVENANTS.

          (a) LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

             Period Commencing                                      Ratio
             -----------------                                      -----
     Last day of 1st fiscal quarter in 2003                        6.90 to 1
     Last day of 2nd fiscal quarter in 2003                        6.70 to 1
     Last day of 3rd fiscal quarter in 2003                        6.80 to 1
     Last day of 4th fiscal quarter in 2003                        6.80 to 1

     Last day of 1st fiscal quarter in 2004                        6.10 to 1
     Last day of 2nd fiscal quarter in 2004                        5.90 to 1
     Last day of 3rd fiscal quarter in 2004                        5.70 to 1
     Last day of 4th fiscal quarter in 2004                        5.50 to 1

     Last day of 1st fiscal quarter in 2005                        5.10 to 1
     Last day of 2nd fiscal quarter in 2005                        4.90 to 1
     Last day of 3rd fiscal quarter in 2005                        4.60 to 1
     Last day of 4th fiscal quarter in 2005                        4.40 to 1

     Last day of 1st fiscal quarter in 2006                        4.00 to 1
     Last day of 2nd fiscal quarter in 2006                        3.90 to 1
     Last day of 3rd fiscal quarter in 2006                        3.60 to 1
     Last day of 4th fiscal quarter in 2006
       and at all times thereafter                                 3.50 to 1

          (b) SENIOR LEVERAGE RATIO. The Borrower will not permit the Senior Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

             Period Commencing                                      Ratio
             -----------------                                      -----
     Last day of 1st fiscal quarter in 2003                        6.20 to 1
     Last day of 2nd fiscal quarter in 2003                        6.10 to 1
     Last day of 3rd fiscal quarter in 2003                        6.10 to 1
     Last day of 4th fiscal quarter in 2003                        6.20 to 1

                                CREDIT AGREEMENT

     Last day of 1st fiscal quarter in 2004                        5.50 to 1
     Last day of 2nd fiscal quarter in 2004                        5.20 to 1
     Last day of 3rd fiscal quarter in 2004                        4.90 to 1
     Last day of 4th fiscal quarter in 2004                        4.70 to 1

     Last day of 1st fiscal quarter in 2005                        4.30 to 1
     Last day of 2nd fiscal quarter in 2005                        4.20 to 1
     Last day of 3rd fiscal quarter in 2005                        3.90 to 1
     Last day of 4th fiscal quarter in 2005                        3.70 to 1

     Last day of 1st fiscal quarter in 2006                        3.40 to 1
     Last day of 2nd fiscal quarter in 2006                        3.20 to 1
     Last day of 3rd fiscal quarter in 2006                        3.00 to 1
     Last day of 4th fiscal quarter in 2006
       and at all times thereafter                                 2.90 to 1


          (c) INTEREST COVERAGE RATIO. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at the end of any fiscal quarter which falls within the following respective periods:

             Period Commencing                                      Ratio
             -----------------                                      -----
     Last day of 1st fiscal quarter in 2003                        1.60 to 1
     Last day of 2nd fiscal quarter in 2003                        1.40 to 1
     Last day of 3rd fiscal quarter in 2003                        1.60 to 1
     Last day of 4th fiscal quarter in 2003                        1.50 to 1

     Last day of 1st fiscal quarter in 2004                        1.60 to 1
     Last day of 2nd fiscal quarter in 2004                        1.60 to 1
     Last day of 3rd fiscal quarter in 2004                        1.70 to 1
     Last day of 4th fiscal quarter in 2004                        1.70 to 1

     Last day of 1st fiscal quarter in 2005                        1.80 to 1
     Last day of 2nd fiscal quarter in 2005                        2.00 to 1
     Last day of 3rd fiscal quarter in 2005                        2.10 to 1
     Last day of 4th fiscal quarter in 2005                        2.30 to 1

     Last day of 1st fiscal quarter in 2006                        2.50 to 1
     Last day of 2nd fiscal quarter in 2006                        2.70 to 1
     Last day of 3rd fiscal quarter in 2006                        2.80 to 1
     Last day of 4th fiscal quarter in 2006
       and at all times thereafter                                 3.00 to 1

                                CREDIT AGREEMENT

          (d) ADJUSTED INTEREST COVERAGE RATIO. The Borrower will not permit the Adjusted Interest Coverage Ratio to be less than the following respective ratios at the end of any fiscal quarter which falls within the following respective periods:

             Period Commencing                                      Ratio
             -----------------                                      -----
     Last day of 1st fiscal quarter in 2003                        0.70 to 1
     Last day of 2nd fiscal quarter in 2003                        0.70 to 1
     Last day of 3rd fiscal quarter in 2003                        0.80 to 1
     Last day of 4th fiscal quarter in 2003                        0.70 to 1

     Last day of 1st fiscal quarter in 2004                        0.90 to 1
     Last day of 2nd fiscal quarter in 2004                        0.90 to 1
     Last day of 3rd fiscal quarter in 2004                        0.90 to 1
     Last day of 4th fiscal quarter in 2004                        1.00 to 1

     Last day of 1st fiscal quarter in 2005                        1.10 to 1
     Last day of 2nd fiscal quarter in 2005                        1.20 to 1
     Last day of 3rd fiscal quarter in 2005                        1.30 to 1
     Last day of 4th fiscal quarter in 2005                        1.50 to 1

     Last day of 1st fiscal quarter in 2006                        1.70 to 1
     Last day of 2nd fiscal quarter in 2006                        1.80 to 1
     Last day of 3rd fiscal quarter in 2006                        1.90 to 1
     Last day of 4th fiscal quarter in 2006
       and at all times thereafter                                 2.10 to 1

          9.11 LINES OF BUSINESS. No Obligor will, nor will it permit any of its Subsidiaries to, engage to any substantial extent in any line or lines of business activity other than the business of manufacturing and marketing of woven and nonwoven materials, polymers and polyolefins, and related businesses and activities.

          9.12 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, no Obligor will, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly: (a) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (b) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (c) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that:

          (x) any Affiliate who is an individual may serve as a director, officer or employee of any Obligor or any of its Restricted Subsidiaries and receive reasonable compensation for his or her services in such capacity,

          (y) an Obligor and its Restricted Subsidiaries may enter into transactions (other than extensions of credit by such Obligor or any of its Restricted Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the

                                CREDIT AGREEMENT
     purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such Obligor or its Restricted Subsidiaries as the monetary or business consideration which it would obtain in a comparable transaction with a Person not an Affiliate, and

          (z) GOF may be paid, and retain, the fees described in Section 7.01(r) hereof, and may receive, and retain, the New Senior Subordinated Notes as provided herein.

          9.13 USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans and Revolving Letters of Credit hereunder to finance the working capital needs of the Borrower and its Subsidiaries in the ordinary course of business, and not to (i) make any scheduled amortization payment of Term Loans or any reimbursement of a drawing under any Term Letter of Credit or
(ii) pay any debtor-in-possession financing incurred in any of the Chapter 11 Cases; PROVIDED that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of the proceeds of any Loans hereunder.

          9.14 MODIFICATIONS OF CERTAIN DOCUMENTS. The Obligors will not, and will not permit their Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of any of the Basic Documents (excluding the License Agreement and the Technology Agreement, and excluding increases or decreases in the balance of any of the Intercompany Notes), the charter documents of any of the Obligors or their Restricted Subsidiaries or the Future Refinancing Debt Documents, without in each case the prior consent of the Administrative Agent (with the approval of the Majority Lenders), PROVIDED that no such consent shall be necessary

          (i) to modify the charter documents of any Obligor (other than Bonlam or Fabrene) in a manner that, in the judgment of the Administrative Agent, shall not be materially adverse to the interests of the Lenders hereunder, or

          (ii) for any modification, supplement or waiver under the Supply Agreement unless the same would alter Section 26 of the Supply Agreement (or otherwise modify the Supply Agreement so as to adversely affect the ability of the Administrative Agent or the Lenders to exercise, or result in a breach of the Supply Agreement if the Administrative Agent or the Lenders were to exercise, any of their rights or remedies under any of the Security Documents).

          9.15 GOVERNMENTAL APPROVALS. The Borrower will cause each Group Member that is a Foreign Subsidiary party to any Loan Document to obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for such Group Member to comply with its obligations under the Loan Documents and each other instrument or agreement referred to therein.

                                CREDIT AGREEMENT

          9.16 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

          (a) OWNERSHIP OF SUBSIDIARIES. The Borrower will take such action from time to time as shall be necessary to ensure that each Restricted Subsidiary of the Borrower is a Wholly Owned Subsidiary.

          (b) ADDITIONAL GUARANTORS. In the event that the Borrower or any of its Restricted Subsidiaries shall form or acquire after the Effective Date any new Restricted Subsidiary that is (x) the Mexican Finco, (y) organized under the laws of a State of the United States of America or (z) that the Administrative Agent reasonably determines (in consultation with the Borrower) may Guarantee the obligations hereunder without adverse tax consequences under Section 956 of the Code, the Borrower shall cause such new Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Agreement, substantially in the form attached as Exhibit F hereto, and to thereby become a "Guarantor" hereunder and a "Securing Party" under the Security Agreement and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to
Section 7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested, PROVIDED that, if such new Restricted Subsidiary is the Mexican Finco, the Borrower shall cause the Mexican Finco to execute and deliver such other documents as the Administrative Agent shall deem appropriate in order to create and perfect a Lien on all of the Property of the Mexican Finco under the laws of the Republic of Mexico.

          (c) BONLAM SUBSIDIARIES. The Borrower will take such action from time to time as shall be necessary to ensure that all Subsidiaries of Bonlam shall Guarantee the obligations of Bonlam under the Bonlam Intercompany Notes Agreement and Bonlam Intercompany Notes. In that connection, in the event that Bonlam shall form or acquire any such new Subsidiary, the Borrower will cause such new Subsidiary to Guarantee the obligations of Bonlam under the Bonlam Intercompany Notes Agreement pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by Bonlam pursuant to Section
7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested.

          (d) FABRENE SUBSIDIARIES. The Borrower will take such action from time to time as shall be necessary to ensure that all Subsidiaries of Fabrene shall Guarantee the obligations of Fabrene under the Fabrene Intercompany Notes Agreement and Fabrene Intercompany Notes. In that connection, in the event that Fabrene shall form or acquire any such new Subsidiary, the Borrower will cause such new Subsidiary to Guarantee the obligations of Fabrene under the Fabrene Intercompany Notes Agreement pursuant to a written instrument in form and substance satisfactory to the Administrative Agent and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by Fabrene pursuant to Section
7.01 hereof upon the Effective Date or as the Administrative Agent shall have reasonably requested.

          (e) CERTAIN RESTRICTIONS. The Borrower will not permit any of its Restricted Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument

                                CREDIT AGREEMENT
or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint arising pursuant to an indenture, agreement, instrument or other arrangement providing for Liens permitted by
Section 9.06(i) or (j) hereof, so long as such prohibition or restraint shall only cover the Property that is subject to such Lien and no other Property.

          (f) FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

          Without limiting the generality of the foregoing, the Borrower will, and will cause each other Obligor to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Administrative Agent to create, in favor of the Administrative Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), perfected security interests and Liens in substantially all of the property of such Obligor as collateral security for its obligations hereunder (subject, in any event, to the requirements of paragraph (b) above); PROVIDED that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

          If any Obligor shall acquire any real property interest after the Effective Date having a fair market value of U.S. $250,000 or more (or shall make improvements upon any existing real property interest resulting in the fair market value of such interest together with such improvements being equal to U.S. $500,000 or more in the case of office space leases or U.S. $250,000 or more in the case of all other types of property), then (subject, in the case of any such interest that is a leasehold interest, to the delivery by the relevant landlord(s) of any required landlord consent) it will or, as applicable, will cause the respective Subsidiary holding such real property interest, to execute and deliver in favor of the Administrative Agent a mortgage, deed of trust or deed to secure debt (as appropriate for the jurisdiction in which such respective real property is situated) pursuant to which such Obligor will create a Lien upon such real property interest (and improvements) in favor of the Administrative Agent for the benefit of the Lenders (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower) as collateral security for the obligations of such Obligor under this Agreement or, as applicable, under the respective Guaranty Agreement to which such Obligor is a party, and will deliver (or, or in case of landlords consents, will use its best efforts to cause the relevant landlord(s) to deliver) such opinions of counsel, landlords consents, and title insurance policies as the Administrative Agent shall reasonably request in connection therewith.

          9.17 CAPITAL EXPENDITURES. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Borrower and its Restricted Subsidiaries to exceed U.S. $40,000,000 in any fiscal year, PROVIDED that if the aggregate amount of Capital Expenditures for any Qualifying Fiscal Year shall be less than U.S. $40,000,000, then 50% of the

                                CREDIT AGREEMENT
shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Qualifying Fiscal Year and, for purposes hereof, the amount of Capital Expenditures made during any Qualifying Fiscal Year shall be deemed to have been made first from the permitted amount for such Qualifying Fiscal Year and last from the amount of any carryover from any previous Qualifying Fiscal Year. For purposes hereof, a "Qualifying Fiscal Year" shall mean the fiscal year ending on or nearest to January 3, 2004, and each fiscal year thereafter.

          Notwithstanding the foregoing (a) if, to the extent the aggregate amount of Capital Expenditures made during any fiscal year shall exceed the aggregate amount permitted to be made during such fiscal year pursuant to the preceding paragraph, the Borrower shall nevertheless not be deemed to have breached this Section 9.17 if such excess is not greater than the Excess Capital Expenditure Amount for the immediately preceding fiscal year and (b) Capital Expenditures made by the Borrower and its Restricted Subsidiaries shall not exceed U.S. $60,000,000 in any fiscal year.

          Within 60 days from the end of each fiscal year, the Borrower shall furnish to the Administrative Agent a certificate of a senior financial officer of the Borrower setting forth in reasonable detail the aggregate amount of Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such respective fiscal year.

          9.18 CASH MANAGEMENT. The Borrower will at all times cause to be in effect arrangements (in form, and pursuant to documentation, satisfactory to the Administrative Agent) with respect to the Borrower and each of its Subsidiaries (other than Foreign Subsidiaries) under which (a) all cash receipts arising in the ordinary course of business of the Borrower and such Subsidiaries are directed to a lock box account, in the name or under the control of the Administrative Agent, and from such lock box account into a concentration account maintained at JPMCB and in the name or under the control of the Administrative Agent and (b) the aggregate amount of cash and cash equivalents held by the Borrower and such Subsidiaries at any time in excess of U.S. $2,500,000 shall be maintained in bank or securities accounts in the name or under the control of the Administrative Agent, PROVIDED that the foregoing shall not be applicable to amounts maintained in disbursement accounts to the extent such amounts do not exceed the aggregate amount of checks outstanding against such accounts and amounts necessary to meet minimum balance requirements. For purposes hereof, it is understood that all Permitted Investments shall constitute cash equivalents.

          9.19 RATINGS OF THE LOANS Within 10 days from the Effective Date, the Borrower shall have commenced the process of obtaining from a nationally recognized rating agency a rating on the Loans and, as soon as practicable, but in any event not later than 90 days after the Effective Date, the Borrower shall have caused the Loans to be rated by such rating agency.

          9.20 RETENTION OF CONSULTANTS. The Obligors acknowledge that the Lenders shall continue to have the right at any time to retain (either directly or through counsel) an independent accounting or consulting firm to conduct ongoing reviews of the business and operations of PGI and its Subsidiaries and that the fees and expenses of any such firm shall be reimbursed by the Obligors pursuant to Section 12.03 hereof. The Obligors agree, and agree to

                                CREDIT AGREEMENT
cause their Subsidiaries, to cooperate with any such firm and agree also that such firm will constitute representatives of the Lenders and the Administrative Agent for purposes of Section 9.03(g) hereof and, accordingly, shall be permitted during normal business hours, to examine, copy and make extracts from the books and records of the Obligors and their Subsidiaries, to visit any of the Properties of the Obligors and their Subsidiaries, and to discuss its business and affairs with its officers, all subject to the confidentiality provisions of Section 12.13(b) hereof and to the extent reasonably requested by such firm retained by the Lenders.

          Section 10. EVENTS OF DEFAULT. If one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan or any Reimbursement Obligation, any fee or any other amount payable by it hereunder or under any other Basic Document, or shall fail to deposit any amount into the Term Letter of Credit Collateral Account when such deposit is due hereunder; or

          (b) The Obligors or any of their Restricted Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating U.S. $5,000,000 (or its equivalent in any other currency) or more (excluding, however, Indebtedness under the Intercompany Notes), or in the payment when due of any amount under any Hedging Transaction; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness or any event specified in any Hedging Transaction shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of any Hedging Transaction, to permit the payments owing under such Hedging Transaction to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made herein or in any other Basic Document (or in any modification or supplement hereto or thereto) by any Group Member, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made, deemed made or furnished in any material respect; or

          (d) Any Obligor shall default in the performance of any of its obligations under any of Sections 9.01(h), 9.05, 9.06, 9.07, 9.08, 9.09,
     9.10, 9.14, 9.16, 9.17 or 9.18 hereof; any Obligor which is a Securing Party under the Security Agreement shall default in the performance of any of its obligations under Sections 4.04, 5.02 or 5.04(d) of the Security Agreement; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of thirty days after the earlier of (x) the date notice thereof shall be given to such Obligor by the Administrative Agent or any Lender (through the

                                CREDIT AGREEMENT

     Administrative Agent) or (y) such default shall first become known to any officer of the Borrower; or

          (e) Any Group Member shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Group Member shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors,
     (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code,
     (vi) take any corporate action for the purpose of effecting any of the foregoing or (vii) do the equivalent of any of the foregoing under the laws of any non-U.S. jurisdiction (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Group Member, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts,
     (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Group Member or of all or any substantial part of its Property, (iii) similar relief in respect of such Group Member under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Group Member shall be entered in an involuntary case under the Bankruptcy Code or (iv) the equivalent of any of the foregoing under the laws of any non-U.S. jurisdiction (including, in the case of Canada, the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding Up Act (Canada)); or

          (h) A final judgment or judgments for the payment of money in excess of U.S. $2,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of U.S. $10,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Group Member and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and such Group Member shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                                CREDIT AGREEMENT

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                                     - 95 -

          (i) An event or condition specified in Section 9.01(f) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Borrower or any ERISA Affiliate shall incur or in the opinion of the Majority Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which would constitute, in the determination of the Majority Lenders, a Material Adverse Effect; or

          (j) A reasonable basis shall exist for the assertion against any Group Member (or there shall have been asserted against any Group Member) claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Group Member or any of their Affiliates, or any predecessor in interest of any Group Member or any of their Affiliates, or relating to any site or facility owned, operated or leased by any Group Member or any of its Affiliates, which claims or liabilities (insofar as they are payable by the Group Member but after deducting any portion thereof which is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor), in the judgment of the Majority Lenders are reasonably likely to be determined adversely to the affected Group Members, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) Any Governmental Authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the Property of any Group Member (either with or without payment of compensation) or shall take any action that, in the opinion of the Majority Lenders, is reasonably likely to result in a Material Adverse Effect; or the Group Members shall be prevented from exercising normal control over all or a substantial part of their Property (and the same shall continue for 30 or more days); or

          (l) Any one or more of the following events shall occur and be continuing:

               (i) Any Person (other than the GOF Holders) shall own, collectively, on a fully-diluted basis (in other words, giving effect to the exercise of any warrants, options and conversion and other rights), more than 35% of the aggregate shares of voting capital stock of the Borrower (representing at least 35% of the votes that may be cast in an election of directors of the Borrower); or

               (ii) during any period of 12 consecutive calendar months, a majority of the Board of Directors of the Borrower shall no longer be composed of individuals (w) who were appointed by one or more of the GOF Holders, (x) who were members of said Board on the first day of such period, (y) whose election or nomination to said Board was approved by individuals referred to in clause (x) above constituting at the time of such election or nomination at least a majority of said Board or (z) whose election or nomination to said Board was approved by

                                CREDIT AGREEMENT

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                                     - 96 -

          individuals referred to in clauses (w), (x) and (y) above constituting at the time of such election or nomination at least a majority of said Board; or

          (m) Except for expiration pursuant to its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason; or

          (n) Any of the Ancillary Agreements (except for the Shared Facilities Agreement) shall for any reason be terminated or cease to be in full force and effect; or J&J or any of its Subsidiaries shall send a notice to Chicopee pursuant to Section 13(d) of the Supply Agreement and the breach or other default described in such notice shall not have been cured within 30 days thereof,

THEREUPON:

          (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Administrative Agent shall upon request of the Majority Lenders, by notice to the Borrower, terminate the Revolving Credit Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and

          (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, the Revolving Credit Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans, the Reimbursement Obligations and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.04 hereof) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

          In addition, upon the occurrence and during the continuance of any Event of Default,

          (i) without limiting the right of the Administrative Agent to exercise such rights and remedies under the Basic Documents as permitted hereunder and thereunder, upon the occurrence of any Event of Default, the Majority Revolving Credit Lenders shall be permitted, (x) by notice to the Borrower, to terminate the Revolving Credit Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Revolving Credit Loans and all other amounts payable by the Borrower hereunder and under the Notes to the Revolving Credit Lenders (including, without limitation, any amounts payable under Section 5.04 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand,

                                CREDIT AGREEMENT
     protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and, if requested by the Administrative Agent or the Majority Revolving Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this
     Section 10 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Revolving Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the Revolving Letter of Credit Liabilities, which funds shall be held by the Administrative Agent in the Collateral Account, as collateral security in the first instance for the Revolving Letter of Credit Liabilities, and be subject to withdrawal only as therein provided and (y) to direct the Administrative Agent to exercise all available rights and remedies under the Security Documents without the consent of any other Lenders; and

          (ii) if the Administrative Agent has declared the principal amount then outstanding of, and accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes to be due and payable, the Borrower agrees that it shall, if requested by the Administrative Agent or the Majority Term Letter of Credit Lenders through the Administrative Agent (and, in the case of any Event of Default referred to in clause (f) or (g) of this Section 10 with respect to any Obligor, forthwith, without any demand or the taking of any other action by the Administrative Agent or such Lenders) provide cover for the Term Letter of Credit Liabilities by paying to the Administrative Agent immediately available funds in an amount equal to the Uncovered Term Letter of Credit Liabilities, which funds shall be held by the Administrative Agent in the Term Letter of Credit Collateral Account, as collateral security in the first instance for the Term Letter of Credit Liabilities, and be subject to withdrawal only as therein provided.

          Section 11.  THE ADMINISTRATIVE AGENT.

          11.01 APPOINTMENT, POWERS AND IMMUNITIES. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and of the other Basic Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 hereof and the first sentence of Section 11.06 hereof shall include references to its affiliates and its own and its affiliates' officers, directors, employees and agents):

          (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Basic Documents, and shall not by reason of this Agreement or any other Basic Document be a trustee for any Lender;

          (b) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Basic Document, or for the

                                CREDIT AGREEMENT
     value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Basic Document or any other document referred to or provided for herein or therein or for any failure by any Obligor or any other Person to perform any of its obligations hereunder or thereunder;

          (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Basic Document (except for the exercise of remedies under the Security Documents, as expressly provided therein); and

          (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Basic Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with the Administrative Agent, together with the consent of the Borrower to such assignment or transfer (to the extent provided in Section 12.05(b) hereof).

          11.02 RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Basic Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders or, if provided herein, in accordance with the instructions given by the Majority Revolving Credit Lenders, the Majority Term Loan Lenders, the Majority Term Letter of Credit Lenders or all of the Lenders as is required in such circumstance and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

          11.03 DEFAULTS. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be directed by the Majority Lenders or, if provided herein, the Majority Revolving Credit Lenders, the Majority Term Loan Lenders or the Majority Term Letter of Credit Lenders, PROVIDED that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable

                                CREDIT AGREEMENT
in the best interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders, the Majority Revolving Credit Lenders, the Majority Term Loan Lenders or the Majority Term Letter of Credit Lenders or all of the Lenders.

          11.04 RIGHTS AS A LENDER. With respect to its Revolving Credit Commitments and the Loans made by it, JPMCB (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. JPMCB (and any successor acting as Administrative Agent) and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Group Members (and any of their Affiliates) as if it were not acting as the Administrative Agent, and JPMCB (or any successor) and its affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

          11.05 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Borrower under said Section 12.03, and including in any event any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section
4.04 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made), ratably in accordance with their respective Applicable Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Administrative Agent (including by any Lender), arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Basic Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 12.03 hereof, and including also any payments under any indemnity that the Administrative Agent is required to issue to any bank referred to in Section 4.04 of the Security Agreement to which remittances in respect of Accounts, as defined therein, are to be made, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, PROVIDED that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          11.06 NON-RELIANCE BY LENDERS. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Group Members and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative

                                CREDIT AGREEMENT

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                                     - 100 -

Agent shall not be required to keep itself informed as to the performance or observance by any Group Member of this Agreement or any of the other Basic Documents or any other document referred to or provided for herein or therein or to inspect the Properties or books of the Group Members. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under any of the Basic Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Group Members (or any of their Affiliates) that may come into the possession of the Administrative Agent or any of its affiliates.

          11.07 FAILURE TO ACT. Except for action expressly required of the Administrative Agent hereunder and under the other Basic Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 11.05 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          11.08 RESIGNATION OR REMOVAL OF ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall, after consultation with the Borrower, have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Agent may, on behalf of the Lenders after consultation with the Borrower, appoint a successor Administrative Agent, that shall be a bank which has an office in New York, New York with a combined capital and surplus of at least U.S. $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder and under the Security Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Basic Documents and the Borrower will, and will cause each of its Subsidiaries to, take such action and execute and deliver such instruments, as shall be requested by the successor Administrative Agent to confirm in favor of such successor Administrative Agent the Liens created pursuant to the Security Documents in favor of such retiring Administrative Agent. After any retiring Administrative Agent's resignation or removal hereunder or under any of the Basic Documents, the provisions of this Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

          In connection with any such appointment of a successor Administrative Agent, the Borrower agrees to pay to such successor such fees at such levels as shall be consistent with fees generally charged by banks to perform the type of services required by the Administrative Agent.

                                CREDIT AGREEMENT

          11.09 CONSENTS UNDER BASIC DOCUMENTS. Except as otherwise provided in
Section 12.04 hereof with respect to this Agreement, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents, PROVIDED that, without the prior consent of each Lender, the Administrative Agent shall not (except as provided herein or in the Security Documents) do any of the following:

          (i) release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under the Basic Documents providing for collateral security, except that the Administrative Agent may, with the prior consent of the Supermajority Lenders (but not otherwise), release less than all or substantially all of the collateral or otherwise terminate less than all or substantially all of the Liens under the Basic Documents providing for collateral security,

          (ii) alter with respect to all or substantially all of the collateral the relative priorities of the obligations entitled to the benefits of the Liens created under the Security Documents, except that the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to: (i) any modification, supplement or waiver under any of the Basic Documents that would result in additional obligations hereunder being secured by all or substantially all of such collateral security or (ii) a Lien securing such additional obligations that is junior to the Lien in favor of the other obligations secured by such Basic Document, or

          (iii) release all, or substantially all of the Guarantors from their obligations under Section 6 hereof, or under any Guaranty Agreement, except that the Administrative Agent may, with the prior consent of the Supermajority Lenders (but not otherwise), release fewer than all or substantially all of the Guarantors.

No such consent shall be required, and the Administrative Agent is hereby authorized, to release any Lien covering Property (and to release any such Guarantor from such guarantee obligations) which is the subject of either a disposition of Property permitted hereunder or a disposition to which the Majority Lenders have consented.

          11.10 COLLATERAL SUB-AGENTS. Each Lender by its execution and delivery of this Agreement agrees, as contemplated by Section 4.05 of the Security Agreement, that, in the event it shall hold any Permitted Investments referred to therein, such Permitted Investments shall be held in the name and under the control of such Lender, and such Lender shall hold such Permitted Investments as a collateral sub-agent for the Administrative Agent thereunder. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

          Section 12. MISCELLANEOUS.

          12.01 WAIVER. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power

                                CREDIT AGREEMENT
or privilege under this Agreement or any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          12.02 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower or any Guarantor, to it at 4838 Jenkins Avenue, North Charleston, South Carolina 29405, Attention of James G. Boyd, CFO (Telecopy No. (847) 308-0104; Telephone No.(843) 566-7293), with a courtesy copy to GOF at 520 Madison Avenue, New York, New York 10022, Attention of Bob Weiss, General Counsel (Telecopy No. (212) 651-9525; Telephone No.
     (212) 651-4014);

          (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group (Telecopy No. (212) 552-5658; Telephone No. 552-7906), in each case with a copy to JPMorgan Chase Bank, 270 Park Avenue, 4th Floor, New York, New York 10017, Attention of Peter Dedousis (Telecopy No. (212) 270-7939; Telephone No. (212) 270-4062);

          (c) if to JPMCB as Issuing Lender, to it at 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of James DeLeon (Telecopy No. (713) 427-6307; Telephone No. (713) 750-2366; and

          (d) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          12.03 EXPENSES AND INDEMNIFICATION. The Obligors jointly and severally agree to pay or reimburse each of the Lenders and the Administrative Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMCB and of special Canadian, German or Mexican counsel to JPMCB), in connection with (i) the negotiation, preparation, execution and delivery of this Agreement and the other Basic Documents and the extension of credit hereunder (but subject in any event to such separate arrangements as have been entered into between JPMCB and the Borrower regarding the aggregate amount thereof), and
(ii) any modification, supplement or waiver of any of the terms of this Agreement or any of the other Basic Documents; (b) all reasonable costs and

                                CREDIT AGREEMENT
expenses of the Lenders and the Administrative Agent (including, without limitation, reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Borrower hereunder and (ii) the enforcement of this Section 12.03; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Basic Document or any other document referred to therein (including, without limitation, all such costs, expenses, taxes, assessments and other charges relating to the Canadian Security Documents, German Security Documents or Mexican Security Documents, as applicable); and (d) all costs, expenses and other charges in respect of title insurance procured with respect to the Liens created pursuant to the Mortgages.

          The Obligors hereby jointly and severally agree to indemnify the Administrative Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them (including, without limitation, any and all losses, liabilities, claims, damages or expenses incurred by the Administrative Agent to any Lender, whether or not the Administrative Agent or any Lender is a party thereto) arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Group Members of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). Without limiting the generality of the foregoing, the Obligors will (x) indemnify the Administrative Agent for any payments that the Administrative Agent is required to make under any indemnity issued to any bank referred to in Section 4.04 of the Security Agreement to which remittances in respect to Accounts, as defined therein, are to be made and (y) indemnify the Administrative Agent and each Lender from, and hold the Administrative Agent and each Lender harmless against, any losses, liabilities, claims, damages or expenses described in the preceding sentence (but excluding, as provided in the preceding sentence, any loss, liability, claim, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Group Members (or any predecessor in interest to the Group Members), or the past, present or future condition of any site or facility owned, operated or leased by the Group Members (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Administrative Agent or any Lender shall be in possession of any such site or facility following the exercise by the Administrative Agent or any Lender of any of its rights and remedies hereunder or under any of the Security Documents.

                                CREDIT AGREEMENT

          12.04 AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement, including any amendment providing for extension of new credit hereunder to be secured equally and ratably by the collateral hereunder, may be modified or supplemented only by an instrument in writing signed by each Obligor, the Administrative Agent and the Majority Lenders, or by each Obligor and the Administrative Agent acting with the consent of the Majority Lenders, and any provision of this Agreement may be waived by the Majority Lenders or by the Administrative Agent acting with the consent of the Majority Lenders; PROVIDED that:

          (a) no modification, supplement or waiver shall, unless by an instrument signed by each Lender affected thereby: (i) increase, or extend the term of any of the Revolving Credit Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Revolving Credit Commitments, (ii) extend any date fixed for the payment of principal of or interest on any Loan, the Reimbursement Obligations or any fee hereunder, (iii) reduce the amount of any such payment of principal,
     (iv) reduce the rate at which interest is payable thereon or any fee is payable hereunder, or (v) modify, supplement or waive Section 4.02 hereof;

          (b) no modification, supplement or waiver shall, unless by an instrument signed by the "Majority Lenders" of each Class of Loans hereunder or by the Administrative Agent acting with the consent of the "Majority Lenders" of each Class of Loans hereunder: (i) alter the manner of application to the Loans hereunder of any prepayment or (ii) modify the definition of the term "Majority Lenders", "Majority Revolving Credit Lenders", "Majority Term Loan Lenders" or "Majority Term Letter of Credit Lenders";

          (c) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (i) alter the terms of this
     Section 12.04 (other than by amendment to the terms referred to in paragraph (b) above), (ii) modify the definition of the term "Supermajority Lenders" or modify in any manner any requirement hereunder that determinations or waivers of any rights, or modifications of any provision, be made only with the consent of each Lender or (iii) alter the terms of
     Section 11.09 hereof;

          (d) any modification or supplement of Section 11 hereof, or any of the rights or duties of the Administrative Agent hereunder, shall require the consent of the Administrative Agent;

          (e) any modification of any of the provisions herein relating to the Revolving Letter of Credit Liabilities (other than any such modification affecting both the Revolving Credit Loans and the Revolving Letters of Credit) shall require the consent of the Majority Revolving Credit Lenders; and

          (f) any modification of any of the provisions herein relating to the Term Letter of Credit Liabilities (other than any such modification affecting both the Term Loans and the Term Letters of Credit) shall require the consent of the Majority Term Letter of Credit Lenders; and

                                CREDIT AGREEMENT

          (g) any modification or waiver of the provisions of Section 9.05 hereof to enable any Disposition not otherwise permitted by said Section
     9.05 as originally in effect shall require the consent of the Revolving Credit Lenders having at least 80% of the aggregate amount of the Revolving Credit Commitments or, if the Revolving Credit Commitments shall have been terminated, Revolving Credit Lenders having at least 80% of the aggregate unpaid principal amount of the Revolving Credit Loans.

          Anything in this Agreement to the contrary notwithstanding, no waiver or modification of any provision of this Agreement that either (x) has the effect (either immediately or at some later time) of enabling the Borrower to satisfy a condition precedent to the making of a Revolving Credit Loan or the issuance of a Revolving Letter of Credit or (y) adversely affects the collateral or Guarantee hereunder, shall be effective against the Revolving Credit Lenders for the purposes of the Revolving Credit Commitments unless the Majority Revolving Credit Lenders shall have concurred with such waiver or modification.

          12.05 SUCCESSORS AND ASSIGNS.

          (a) ASSIGNMENTS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.05. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the affiliates, directors, officers, employees, attorneys and agents of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) ASSIGNMENTS BY LENDERS.

          (i) ASSIGNMENTS GENERALLY. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment, and the Loans and Letter of Credit Interests, at the time held by it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

          (A) the Borrower, PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 10(a), 10(f) or 10(g) hereof shall have occurred and is continuing, any other assignee;

          (B) the Administrative Agent, PROVIDED that no consent of the Administrative Agent shall be required for an assignment of any Revolving Credit Commitment to an

                                CREDIT AGREEMENT
     assignee that is a Lender with a Revolving Credit Commitment immediately prior to giving effect to such assignment; and

          (C) the Issuing Lender, to the extent such assignment is of a Term Letter of Credit Interest or a Revolving Commitment to an assignee that is not a Term Letter of Credit Lender or Revolving Credit Lender, as applicable, immediately prior to giving effect to such assignment.

          (ii) CERTAIN CONDITIONS TO ASSIGNMENTS. Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, or an assignment of the entire remaining amount of the assigning Lender's Revolving Credit Commitment (together with all Revolving Credit Loans and Revolving Letter of Credit Interest), Term Loans or Term Letter of Credit Interest, the amount of the Revolving Credit Commitment, Term Loans or Term Letter of Credit Interest of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S. $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, PROVIDED that no such consent of the Borrower shall be required if an Event of Default under Section 10(a), 10(f) or 10(g) hereof has occurred and is continuing;

          (B) each partial assignment of any Revolving Credit Commitment, Term Loans or Term Letter of Credit Interest shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of such Commitment (together with a proportionate part of the outstanding Revolving Credit Loans and Revolving Letter of Credit Interest), Term Loans and Term Letter of Credit Interest;

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance in substantially the form of Exhibit A hereto, together with a processing and recordation fee of U.S. $3,500; and

          (D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii) EFFECTIVENESS OF ASSIGNMENTS. Subject to acceptance and recording thereof pursuant to paragraph (c) below, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the rights referred to in Section 12.06 hereof). Any assignment or transfer by a

                                CREDIT AGREEMENT

Lender of rights or obligations under this Agreement that does not comply with this Section 12.05 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) below.

          (c) MAINTENANCE OF REGISTER BY THE ADMINISTRATIVE AGENT. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount of the Loans and Letter of Credit Interests held by, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) ACCEPTANCE OF ASSIGNMENTS BY ADMINISTRATIVE AGENT. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and any written consent to such assignment required by said paragraph (b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (d).

          (e) PARTICIPATIONS. Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Revolving Credit Commitments and the Loans and Letter of Credit Interests held by it); PROVIDED that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section
12.04 hereof that affects such Participant. Subject to paragraph (f) below, the Borrower agrees that each Participant shall be entitled to the benefits of
Section 5 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) above. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.07

                                CREDIT AGREEMENT
hereof as though it were a Lender, provided such Participant agrees to be subject to Section 4.07(b) hereof as though it were a Lender hereunder.

          (f) LIMITATIONS ON RIGHTS OF PARTICIPANTS. A Participant shall not be entitled to receive any greater payment under Section 5 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.06 hereof unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.06(e) hereof as though it were a Lender.

          (g) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 12.05 shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

          (h) DISCLOSURE OF CERTAIN INFORMATION. A Lender may furnish any information concerning any Group Member in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.13(b) hereof.

          (i) ASSIGNMENTS TO GROUP MEMBERS. Anything in this Section 12.05 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or Reimbursement Obligation held by it hereunder to any Group Member or any of their Affiliates or Subsidiaries without the prior written consent of each Lender.

          12.06 SURVIVAL. The obligations of the Borrower under Sections 5.01, 5.04, 5.05, 5.06 and 12.03 hereof, the obligations of the Guarantors under
Section 6.03 hereof, and the obligations of the Lenders under Section 11.05 hereof shall survive the repayment of the Loans and Reimbursement Obligations and the termination of the Revolving Credit Commitments and, in the case of any Lender that may assign any interest in its Revolving Credit Commitments, Loans or Letter of Credit Interests hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of a Loan or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of a Loan or a Letter of Credit), any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender or Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                                CREDIT AGREEMENT

          12.07 CAPTIONS. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          12.08 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          12.09 GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          12.10 JURISDICTION, SERVICE OF PROCESS AND VENUE.

          (a) JURISDICTION. Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, any Note or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

          (b) APPOINTMENT OF PROCESS AGENT. Each of the Foreign Obligors hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought hereunder may be made upon CT Corporation System, presently located at 111 8th Avenue, 13th Floor, New York, New York 10011, U.S.A. (the "PROCESS AGENT"), and each of the Foreign Obligors hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower or such Foreign Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each of the Foreign Obligors hereby further irrevocably consents to the service of process in any suit, action or proceeding in said courts by the mailing thereof by the Administrative Agent or any Lender by registered or certified mail, postage prepaid, at its address set forth beneath its signature hereto.

          (c) NO LIMITATIONS UPON JURISDICTION. Nothing herein shall in any way be deemed to limit the ability of the Administrative Agent or any Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

          (d) WAIVER OF VENUE. Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising

                                CREDIT AGREEMENT
out of or relating to this Agreement or the Notes brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum.

          12.11 WAIVER OF JURY TRIAL. EACH OF THE OBLIGORS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          12.12 NO IMMUNITY. To the extent that any Foreign Obligor may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or the Notes, to claim for itself or its Properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement, the Notes or any of the other Basic Documents, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), such Foreign Obligor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

          12.13 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

          (a) SHARING OF INFORMATION WITH AFFILIATES. The Obligors acknowledge that from time to time financial advisory, investment banking and other services may be offered or provided to the Group Members (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Obligors hereby authorize each Lender to share any information delivered to such Lender by the Obligors and their Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) below as if it were a Lender hereunder.

          (b) CONFIDENTIALITY. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of this nature and (with respect to those Lenders which are banks) in accordance with safe and sound banking practices, any non-public information supplied to it by the Obligors pursuant to this Agreement which is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED that (A) nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors, accountants, the National Association of Insurance Commissioners or any regulatory authority,
(iv) to the Administrative Agent or any other Lender, (v) in connection with any litigation to which any one or more of the

                                CREDIT AGREEMENT

Lenders or the Administrative Agent is a party, (vi) to a subsidiary or affiliate of such Lender as provided in paragraph (a) above or (vii) to any Lender, assignee or participant (or prospective assignee or participant) or to direct or indirect contractual counterparties to swap agreements or such contractual counterparties' professional advisers so long as such assignee or participant (or prospective assignee or participant) or contractual counterparty or professional adviser to such contractual counterparty first executes and delivers to the respective Lender a Confidentiality Agreement substantially in the form of Exhibit B hereto and (B) in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Obligors. The obligations of each Lender under this Section 12.13 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to any Group Member.

                                CREDIT AGREEMENT

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                  THE BORROWER

                                       POLYMER GROUP, INC.


                                       By: /s/ James G. Boyd
                                           ------------------------------------
                                           Name:  James G. Boyd
                                           Title: Ex. VP, Treasurer and CFO


                                   GUARANTORS

BONLAM (S.C.), INC.                         CHICOPEE HOLDINGS B.V.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

CHICOPEE, INC.                              DOMINION TEXTILE MAURITIUS


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

DOMINION TEXTILE (USA) INC.                 DT ACQUISITION INC.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

                                CREDIT AGREEMENT

FABPRO ORIENTED POLYMERS, INC.              FABRENE CORP.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

FABRENE GROUP, INC.                         FABRENE GROUP, L.L.C.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

FIBERGOL CORPORATION                        FIBERTECH GROUP, INC.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

FNA ACQUISITION INC.                        FNA POLYMER CORP.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

LORETEX CORPORATION                         PGI ASSET MANAGEMENT COMPANY


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

                                CREDIT AGREEMENT

PGI EUROPE, INC.                            PGI POLYMER, INC.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

PGI NEUNKIRCHEN GMBH                        PGI SERVICING COMPANY


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO


By: /s/  Jerry Zucker
    ----------------------------------
    Name:  Jerry Zucker
    Title:

POLY-BOND INC.                              PNA CORP.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

POLYIONIX SEPARATION                        PRISTINE BRANDS CORPORATION
  TECHNOLOGIES, INC.


By: /s/ James G. Boyd                       By: /s/ James G. Boyd
    ----------------------------------          --------------------------
    Name:  James G. Boyd                        Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO            Title: Ex. VP, Treasurer and CFO

TECHNETICS GROUP, INC.


By: /s/ James G. Boyd
    ----------------------------------
    Name:  James G. Boyd
    Title: Ex. VP, Treasurer and CFO

                                CREDIT AGREEMENT

                            REVOLVING CREDIT LENDERS

                                        JPMORGAN CHASE BANK, as a Revolving
                                          Credit Lender and Administrative Agent


                                        By: /s/ Peter Dedousis
                                            ------------------------------------
                                            Name:  Peter Dedousis
                                            Title: Managing Director


                                        THE FOOTHILL GROUP, INCORPORATED


                                        By: /s/ Dennis R. Ascher
                                            ------------------------------------
                                            Name:  Dennis R. Ascher
                                            Title: S.V.P.


                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By: /s/ Karen Wold
                                            ------------------------------------
                                            Name:  Karen Wold
                                            Title: Duly Authorized Signatory

                                CREDIT AGREEMENT